                                                                    EXHIBIT 10.7



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                     AMONG

                       MARKETING SPECIALISTS CORPORATION
                                 ("BORROWER"),

                   THE LENDERS SET FORTH ON SCHEDULE 1 HERETO
                                  ("LENDERS")

                                      AND

                           FIRST UNION NATIONAL BANK,
                            AS AGENT FOR THE LENDERS
                                   ("AGENT")



                   CREDIT AGREEMENT DATED DECEMBER 18, 1998,
                     AS AMENDED AND RESTATED MARCH 30, 2000

                               TABLE OF CONTENTS

                                                                                                               Page

SECTION 1 - DEFINITIONS...........................................................................................1

         1.1.  Definitions........................................................................................1
         1.2.  Rules of Construction.............................................................................17

SECTION 2 - TERM LOAN............................................................................................17

         2.1.  Term Loan.........................................................................................17
         2.2.  Promissory Notes..................................................................................17
         2.3.  Lenders' Participation............................................................................18
         2.4.  Use of Proceeds...................................................................................18
         2.5.  Repayment.........................................................................................18
         2.6.  Interest..........................................................................................18
         2.7.  Prepayment........................................................................................21
         2.8.  Funding Costs and Loss of Earnings................................................................23
         2.9.  Payments..........................................................................................23
         2.10. Regulatory Changes in Capital Requirements........................................................23
         2.11. Subordination.....................................................................................24

SECTION 3 - REPRESENTATIONS AND WARRANTIES.......................................................................26

         3.1.  Organization and Good Standing....................................................................26
         3.2.  Power and Authority; Validity of Agreement........................................................26
         3.3.  No Violation of Laws or Agreements................................................................26
         3.4.  Material Contracts................................................................................26
         3.5.  Compliance........................................................................................26
         3.6.  Litigation........................................................................................27
         3.7.  Title to Assets...................................................................................27
         3.8.  Accuracy of Information; Full Disclosure..........................................................27
         3.9.  Taxes and Assessments.............................................................................28
         3.10. Indebtedness......................................................................................29
         3.11. Management Agreements.............................................................................29
         3.12. Investments; Ownership............................................................................29
         3.13. ERISA.............................................................................................29
         3.14. Fees and Commissions..............................................................................30
         3.15. No Extension of Credit for Securities.............................................................30
         3.16. Perfection of Security Interest...................................................................30
         3.17. Hazardous Wastes, Substances and Petroleum Products...............................................31
         3.18. Solvency..........................................................................................31

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
         3.19.  Employee Controversies...........................................................................32
         3.20.  Year 2000 Compliance.............................................................................32
         3.21.  Indenture........................................................................................32

SECTION 4 - CONDITIONS...........................................................................................32

         4.1.  Effectiveness of Second Amended and Restated Credit Agreement.....................................32
         4.2.  Sales Force Acquisition...........................................................................36

SECTION 5 - AFFIRMATIVE COVENANTS................................................................................37

         5.1.  Existence and Good Standing.......................................................................37
         5.2.  Interim Financial Statements......................................................................37
         5.3.  Annual Financial Statements.......................................................................37
         5.4.  Compliance Certificate............................................................................38
         5.5.  Additional Reports................................................................................38
         5.6.  Public Information................................................................................38
         5.7.  Books and Records.................................................................................39
         5.8.  Insurance.........................................................................................39
         5.9.  Litigation; Event of Default......................................................................39
         5.10. Taxes.............................................................................................39
         5.11. Costs and Expenses................................................................................39
         5.12. Compliance; Notification..........................................................................40
         5.13. ERISA.............................................................................................40
         5.14. Maximum Debt to EBITDA Ratio......................................................................41
         5.15. Capital Expenditure Limits........................................................................41
         5.16. Minimum EBITDA....................................................................................42
         5.17. Minimum Interest Coverage Ratio...................................................................42
         5.18. Minimum Fixed Charges Coverage Ratio..............................................................43
         5.19. Management Changes................................................................................43
         5.20. Transactions Among Affiliates.....................................................................43
         5.21. Additional Collateral Security Documents..........................................................43
         5.22. Collateral Audit..................................................................................44
         5.23. Notice upon Change in Control.....................................................................44
         5.24. Management Meetings...............................................................................44
         5.25. Maintenance of Property...........................................................................44
         5.26. Other Agreements..................................................................................44
         5.27. Other Information.................................................................................45

SECTION 6 - NEGATIVE COVENANTS...................................................................................45

         6.1.  Indebtedness......................................................................................45

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
         6.2.   Guarantees.......................................................................................46
         6.3.   Loans............................................................................................46
         6.4.   Liens and Encumbrances...........................................................................46
         6.5.   Additional Negative Pledge.......................................................................47
         6.6.   Restricted Payments..............................................................................47
         6.7.   Transfer of Assets; Liquidation..................................................................48
         6.8.   Acquisitions and Investments.....................................................................48
         6.9.   Payments to Affiliates...........................................................................49
         6.10.  Certain Changes..................................................................................49
         6.11.  Restrictive Agreements...........................................................................50
         6.12.  Use of Proceeds..................................................................................50

SECTION 7 - DEFAULT..............................................................................................51

         7.1.   Events of Default................................................................................51
         7.2.   Remedies.........................................................................................54
         7.3.   Right of Set-off.................................................................................55
         7.4.   Turnover of Property Held by Lender's Affiliates.................................................55
         7.5.   Remedies Cumulative; No Waiver...................................................................55

SECTION 8 - AGENCY PROVISIONS....................................................................................56

         8.1.   Application of Payments..........................................................................56
         8.2.   Set-Off..........................................................................................56
         8.3.   Modifications and Waivers........................................................................56
         8.4.   Obligations Several..............................................................................57
         8.5.   Lenders' Representations.........................................................................57
         8.6.   Investigation....................................................................................57
         8.7.   Powers of Agent..................................................................................57
         8.8.   General Duties of Agent, Immunity and Indemnity..................................................57
         8.9.   No Responsibility for Representations or Validity, etc...........................................58
         8.10.  Action on Instruction of Lenders; Right to Indemnity.............................................58
         8.11.  Employment of Agents.............................................................................58
         8.12.  Reliance on Documents............................................................................58
         8.13.  Agent's Rights as a Lender.......................................................................58
         8.14.  Expenses.........................................................................................58
         8.15.  Resignation of Agent.............................................................................59
         8.16.  Successor Agent..................................................................................59
         8.17.  Collateral Security and Intercreditor Agreements.................................................59
         8.18.  Enforcement by Agent.............................................................................60
         8.19.  Acknowledgment of Intercreditor Agreement........................................................60

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
SECTION 9 - MISCELLANEOUS........................................................................................60

         9.1.   Indemnification and Release Provisions...........................................................60
         9.2.   Participations and Assignments...................................................................61
         9.3.   Binding and Governing Law........................................................................61
         9.4.   Survival.........................................................................................61
         9.5.   No Waiver; Delay.................................................................................62
         9.6.   Modification.....................................................................................62
         9.7.   Headings.........................................................................................62
         9.8.   Notices..........................................................................................62
         9.9.   Payment on Non-Business Days.....................................................................63
         9.10.  Time of Day......................................................................................63
         9.11.  Severability.....................................................................................63
         9.12.  Counterparts.....................................................................................63
         9.13.  Confidentiality..................................................................................63
         9.14.  Consent to Jurisdiction and Service of Process...................................................64
         9.15.  WAIVER OF JURY TRIAL.............................................................................64
         9.16.  ACKNOWLEDGMENTS..................................................................................65

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                                LIST OF EXHIBITS

Schedule 1:       Lenders Pro Rata Shares and Maximum Principal Amounts

Exhibit A         Form of Promissory Note

Exhibit B:        Disclosure Pursuant to Representations and Warranties

Exhibit C:        Funding Costs and Loss of Earnings Calculation

Exhibit D:        Form of Compliance Certificate

Exhibit E:        Form of Assignment

Exhibit F:        Incumbency Certificate

Exhibit G:        Form of Notice of Conversion/Continuation

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made this _____ day of March, 2000, by and among MARKETING SPECIALISTS CORPORATION, a Delaware corporation ("Borrower"); FIRST UNION NATIONAL BANK, a national banking association ("First Union") and the other financial institutions identified on Schedule 1 attached hereto (each individually a "Lender" and individually and collectively, "Lenders"); and FIRST UNION as agent for the Lenders ("Agent").

     WHEREAS, the Borrower, and First Union as Lender and Agent are parties to that certain Amended and Restated Credit Agreement dated August 18, 1999, as amended (the "Existing Credit Agreement");

     WHEREAS, the parties desire to amend the Existing Credit Agreement and the Lenders signatory hereto desire to become party to the Credit Agreement as set forth herein; and

     WHEREAS, this Agreement amends and restates in its entirety the Existing Credit Agreement; provided, however, that this Agreement shall not constitute a novation and nothing herein shall be deemed to have terminated or discharged any indebtedness or obligation under the Existing Credit Agreement and the Loan Documents (as defined herein and therein) or the collateral security therefor, all of which shall remain outstanding under and be governed by this Agreement and such Loan Documents;

     NOW, THEREFORE, In consideration of the agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows.

                                   SECTION 1

                                  DEFINITIONS

     1.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below.

     "Adjusted Base Rate" means the Base Rate plus 3.75%.

     "Adjusted Libor Rate" means the Libor Rate plus 5.00%.

     "Affiliate" means as to any party: (i) any Person who or entity which directly or indirectly owns, controls or holds five percent (5%) or more of the outstanding beneficial interests in such party; (ii) any entity of which five percent (5%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by such party; (iii) any entity which directly or indirectly is under common control with such party; (iv) any director or general partner of such party or any Affiliate; or (v) any immediate family member of any Person who is an Affiliate. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent" means First Union in its capacity as agent for the Lenders hereunder and any successor in such capacity appointed pursuant to Paragraphs
8.15 and 8.16 hereof.

     "Agreement" means this Second Amended and Restated Credit Agreement and all exhibits hereto, as each may be amended, modified, extended, consolidated or restated from time to time.

     "Authorized Officer" means any of the officers of the Borrower designated as such pursuant to the most recent Incumbency Certificate delivered to Lenders. Any designated Authorized Officer shall remain as such until Lenders and Agent shall have actually received a superseding Incumbency Certificate.

     "Base Rate" means the higher of (a) the Federal Funds Rate plus one half of one percent (1/2%) per annum or (b) the Prime Rate.

     "Base Rate Portion" means a Portion as to which the applicable rate of interest is based on the Base Rate.

      "Borrower" means Marketing Specialists Corporation, a Delaware corporation. "Business Day" means any day not a Saturday, Sunday or a day on which banks are required or permitted to be closed under the laws of the Commonwealth of Pennsylvania.

     "Capital Expenditures" means, for any period, all expenditures which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.

     "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this

Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Capital Leases" means capital leases and subleases, as defined in Statement 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated pursuant thereto.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations with respect thereto in effect from time to time.

     "Collateral" means the collateral security for the Loan, including under the Collateral Security Documents, this Agreement or any other Loan Document.

     "Collateral Security Documents" means the Security Agreement, the Guaranty, the Pledge Agreements, and any other document or instrument executed and/or delivered from time to time hereunder or in connection herewith granting or evidencing Collateral for the Senior Obligations.

     "Company" means individually, and "Companies" means individually and collectively, Borrower and each Guarantor.

     "Compliance Certificate" means a certificate in the form of Exhibit D attached hereto delivered by Borrower to Lenders pursuant to Paragraph 5.4 hereof.

     "Default" means an event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default.

     "EBITDA" means, for any period and any Person, the total of the following, each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) Interest Expense deducted in determining Net Income; plus (d) amortization and depreciation expense deducted in determining Net Income; plus (e) other noncash charges deducted in determining consolidated net income and not already deducted in accordance with clauses (b) and (c) of the definition of Net Income.

     "Environmental Laws" means any federal, state, county, regional or local laws governing the control, handling, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto, and all rules and regulations promulgated thereunder and permits issued pursuant thereto.

     "EPA" means the United States Environmental Protection Agency, or any successor thereto.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person and any option, warrant or other right relating thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all rules and regulations in effect at any time thereunder.

     "ERISA Affiliate" means, when used with respect to any Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person or entity that is a member of any group or organization within the meaning of Code Sections 414(b), (c), (m) or (o) of which Borrower or any Guarantor is a member.

     "Event of Default" means an event described in Paragraph 7.1 hereof.

     "Excess Cash Flow" means, for any Fiscal Year, EBITDA for such Fiscal Year, less (i) all payments of principal, interest, fees and expenses with respect to Total Debt made during such year, (ii) taxes paid in cash during such Fiscal Year, (iii) Capital Expenditures made during such Fiscal Year, and (iv) the change in Working Capital since the end of the prior Fiscal Year (such change in Working Capital to constitute an increase in Excess Cash Flow to the extent that it is negative, and a decrease to Excess Cash Flow to the extent that it is positive).

     "Executive Officer" means, with respect to the Borrower, its President, Chief Financial Officer, Chief Operating Officer, and any other officer who is an "executive officer" as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

     "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated August 18, 1999, as amended by Amendment No. 1 dated September 24, 1999.

     "Existing Subordinated Obligations" means

         (i) the payment obligations to JF & JF Limited Partnership under the Stock Purchase Agreement dated July 7, 1999 by and among Borrower, Buckeye Sales & Marketing, Inc., JF & JF Limited Partnership and certain Primary Parties (as defined therein);

         (ii) the obligations to the selling stockholders of Sell, Inc. under those certain Subordinated Promissory Notes issued pursuant to the Stock Purchase Agreement dated January 20, 1999 among Borrower, Sell, Inc. and the stockholders of Sell, Inc.;

         (iii) the payment obligations to the stockholders of United Brokerage Company under that certain Stock Purchase Agreement dated April 23, 1999 among Borrower, United Brokerage Company and the stockholders of United Brokerage Company;

         (iv) the payment obligations to the Stockholders of Paul Inman Associates, Inc. under those certain Subordinated Promissory Notes dated October 13, 1999;

         (v) obligations to the stockholders of Timmons-Sheehan, Inc. under those certain Promissory Notes issued pursuant to the Stock Purchase Agreement dated April 21, 1999 among MSSC, Timmons-Sheehan, Inc. and the stockholders of Timmons-Sheehan, Inc.;

         (vi) obligations to stockholders of Atlas Marketing Company, Inc. under those certain Subordinated Promissory Notes issued pursuant to (A) the Stock Purchase Agreement dated November 6, 1997 among Richmont, MSSC Carolina, Inc., the Atlas Marketing Company, Inc. Employee Stock Ownership Plan, and certain management stockholders of Atlas Marketing Company, Inc., (B) the Stock Purchase Agreement dated November 6, 1997 among Atlas Marketing Company, Inc., Quincy Cummings, Gynn Eller, MSCC Carolina, Inc. and Richmont;

         (vii) obligations to the stockholders of Tower Marketing, Inc. under the Common Notes and Preferred Notes issued pursuant to the Agreement and Plan of Merger dated April 21, 1997 among Tower Marketing, Inc., MSSC Texas, Inc. and MSSC; and

         (viii) obligation to Johnson-Lieber, Inc. under the Subordinated Promissory Note dated January 27, 2000 by Marketing Specialists Sales Company.

     "Federal Funds Rate" means, for any day, the effective rate of interest for such day, as announced from time to time by the Board of Governors of the Federal Reserve System as shown in publication H.15 as the "Federal Funds Rate."

     "First Union" means First Union National Bank, a national banking association.

     "Fiscal Quarters" means the three (3) month periods falling in each Fiscal Year ending March 31, June 30, September 30, and December 31.

     "Fiscal Year" means a twelve (12) month period ending December 31.


     "Fixed Charges" means, for any period, the total of the following for Borrower calculated on a consolidated basis without duplication: (a) scheduled amortization of Indebtedness plus (b) cash interest expense plus (c) cash taxes.

     "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board and in such other statements by such other entity as Agent may reasonably approve, which are applicable in the circumstances as of the date in question, subject to Paragraph 1.2(a) hereof; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person or indemnifying such other Person from a liability or other obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means individually, and "Guarantors" means individually and collectively, the Subsidiaries of Borrower, being MSSC, Paul Inman Associates, Inc., a Michigan corporation and Bromar, Inc., a California corporation.

     "Guaranty" means the Second Amended and Restated Guaranty Agreement executed by Guarantors in favor of Lenders as delivered pursuant to Paragraph
4.1 hereof, as may be amended, modified or restated from time to time.

     "Hazardous Substance" means petroleum products and items defined in the Environmental Laws as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutant.

     "Incumbency Certificate" means a certificate in the form of Exhibit F attached hereto delivered by Borrower to Lenders from time to time.

     "Indebtedness" means as to any Person at any time (without duplication):
(a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments;
(c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established; (d) all Capital Lease Obligations of such Person; (e) all indebtedness or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (i) all liabilities of such Person under any interest rate swap, interest rate caps, interest rate collars or other similar agreements, or any foreign exchange, currency hedging, commodity hedging or other similar agreement; (j) any agreement pursuant to which a Person is or may become obligated to make any payment (i) in connection with the purchase by any third party of any Equity Interest or subordinated Indebtedness or (ii) the amount of which is determined by reference to the price or value at any time of any Equity Interest or subordinated indebtedness; (k) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; and (l) all other amounts which are, in accordance with GAAP, required to be reflected as liabilities on a consolidated balance sheet of such Person other than accruals and deferred taxes.

     "Indemnification Escrow Agreement" means the Indemnification Escrow Agreement dated December 18, 1998 entered into pursuant to the Merkert Stock Purchase Agreement.

     "Indenture" means the Indenture dated as of December 19, 1997 governing the Richmont Subordinated Notes as amended by the Supplemental Indenture dated as of August 18, 1999, and as may be further amended from time to time.

     "Intercreditor Agreement" means the Intercreditor Agreement entered into among the Borrower, the Agent, and the Revolver Agent, dated as of the date hereof, and as may be amended from time to time.

     "Interest Period" means, with respect to a Libor Portion, a period of one
(1), two (2), three (3) or six (6) months' duration, as Borrower may elect, during which the Adjusted Libor Rate is applicable; provided, however, that (a) if any Interest Period would otherwise end on a day which shall not be a London Business Day, such Interest Period shall be extended to the next succeeding London Business Day, unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day, subject to clause (c) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires; (c) with respect to an Interest Period which begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last London Business Day of a calendar month; and (d) Borrower may not elect an Interest Period that would extend past the Maturity Date.

     "Lender" means individually, and "Lenders" means individually and collectively, the institutions identified on Schedule 1 attached hereto and their respective successors and assigns so long as any such institution retains any portion of the Loan hereunder.

     "Libor Portion" means a Portion as to which the applicable rate of interest is based on the Adjusted Libor Rate.

     "Libor Rate" means, for any Interest Period, as applied to a Libor Portion, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

                     Base Libor Rate
     Libor Rate = ----------------------
                  1 - Reserve Percentage

For purposes hereof, "Base Libor Rate" shall mean, as applied to a Libor Portion, the rate which appears on the Telerate Page 3750 at approximately 9:00 a.m. Philadelphia time two London Business Days prior to the commencement of such Interest Period for the offering to leading banks in the London Interbank Market of deposits in United States dollars ("Eurodollars") or, if such rate does not appear on the Telerate page 3750, the rate which appears (or, if two or more such rates appear, the average rounded up to the nearest 1/16 of 1% of the rates which appear) on the Reuters Screen LIBO Page as of 9:00 a.m. Philadelphia time two London Business Days prior to the commencement of the Interest Period, in either case for an amount substantially equal to such Portion as to which Borrower may elect the Adjusted Libor Rate to be applicable with a maturity of comparable duration to the Interest Period selected by Borrower for such Libor Portion, as may be adjusted from time to time in accordance with Paragraph 2.6(e) hereof.

     "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan" means the outstanding principal balance of indebtedness advanced pursuant to Paragraph 2.1 hereof, together with interest accrued thereon and fees and expenses payable hereunder in connection therewith.

     "Loan Documents" means this Agreement, the Notes, the Collateral Security Documents, and the other documents and agreements executed and delivered in connection with this Agreement. The Loan Documents shall not include any agreements or documents relating to swaps, hedges or similar arrangements with any Lender.

     "Local Authorities" means individually and collectively the state and local governmental authorities and administrative agencies which govern the business, commercial activities or facilities owned or operated by any Company.

     "London Business Day" means any Business Day on which banks in London, England are open for business.

     "MSSC" means Marketing Specialists Sales Company, a Texas corporation.

     "Material Adverse Effect" means a material adverse effect on the business, financial condition or prospects of the Borrower and its consolidated Subsidiaries taken as a whole, or on the Companies' ability (taken as a whole) to perform their obligations under (i) this Agreement and the other Loan Documents or (ii) the Revolver.

     "Material Subsidiary" means any direct or indirect Subsidiary of Borrower which either: (i) comprises 5% or more of the assets of Borrower and its consolidated Subsidiaries as of the last day of the most recently ended fiscal quarter, or (ii) is responsible for 5% or more of the EBITDA of the Borrower and its consolidated Subsidiaries for the most recent Rolling Period.

     "Maturity Date" means March 30, 2002.

     "Maximum Principal Amount" means the maximum principal amount of the Loan, up to which the applicable Lender has agreed to lend funds as set forth in
Schedule 1 attached hereto.

     "Merkert Stock Purchase Agreement" means the Stock Purchase Agreement dated May 20, 1998 among the Borrower (formerly Monroe, Inc.), Merkert Enterprises, Inc. and the stockholders of Merkert Enterprises, Inc. as amended by Amendment No. 1 to Stock Purchase Agreement dated November 18, 1998 and by Amendment No. 2 to Stock Purchase Agreement dated December 15, 1998.

     "Net Cash Proceeds" means, with respect to any Sale of Material Assets, the cash proceeds (including insurance proceeds) received by the Borrower or its Subsidiaries in such a transaction less (i) the reasonable costs of the transaction, (ii) applicable taxes arising out of the transaction, and (iii) payment of any Indebtedness secured by such assets pursuant to liens permitted under Paragraph 6.4(i), (v) or (vi).

     "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss), but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of its subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to asset disposition; (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains or losses; and (d) non-cash or nonrecurring charges due to changes in accounting principles required by GAAP.

     "Note" means individually, and "Notes" means individually and collectively, the Second Amended and Restated Notes in the form of Exhibit A attached hereto delivered by Borrower to each Lender, as may be amended, modified or restated from time to time.

     "Notice of Conversion/Continuation" means a notice regarding selection of interest rates in the form of Exhibit G attached hereto.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Investments" means (i) investments in commercial paper maturing in 180 days or less from the date of issuance which is rated A1 or better by Standard & Poor's Corporation or P1 or better by Moody's Investors Services, Inc.; (ii) investments in direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within twelve (12) months of the date of acquisition thereof; (iii) investments in certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and the long-term deposits of which are rated A1 or better by Moody's Investors Services, Inc. or equivalent by Standard & Poor's Corporation; and (iv) money market funds registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933, as amended, and having a rating by Standard & Poor's Corporation of AAAm-G, AAAm or AAm.

     "Permitted Liens" shall mean liens permitted pursuant to Paragraph 6.4 hereof.

     "Permitted Revolver Financing" means the Revolver on the date hereof and any amendment or refinancing, provided, that (i) the principal amount shall not exceed Sixty Million Dollars ($60,000,000), (ii) no Lien shall exist thereunder other than the Lien on the Shared Collateral and (iii) any such amendment or refinancing shall have no detrimental effect on the position of the Lenders hereunder.

     "Person" shall mean any individual, corporation, partnership, company, association, limited liability corporation or other legal entity.

     "Plan" means any employee pension benefit or employee welfare benefit plan as defined in Sections 3(1) or (2) of ERISA maintained or sponsored by, contributed to, or covering employees of, either Borrower or any ERISA Affiliate.

     "Pledge Agreements" shall mean the Second Amended and Restated Pledge Agreement executed by the Companies in favor of Agent pursuant to Paragraph 4.1(d) hereof and any additional Pledge Agreement executed and delivered from time to time pursuant to Paragraph 5.21 hereof, as may be amended, modified or restated from time to time.

     "Portion" means a portion of the Loan as to which a specific interest rate and, in the case of a Libor Portion, an Interest Period, has been elected by Borrower.

     "Post-Default Payment" means any payments, or proceeds of the Collateral, from the Borrower or any other source with respect to the Senior Obligations, including from the exercise of any set-off which payments or proceeds are:

         (i) received by a Lender within 90 days prior to the commencement of a bankruptcy proceeding of any nature as described in Paragraph 7.1(j) with respect to the Borrower, or the acceleration of the Loan, and which payment reduces the amount of the obligations owed to such Lender below the amount owed to such Lender as of the 90th day prior to such occurrence, or

         (ii) received by a Lender after commencement of a bankruptcy proceeding of any nature as described in Paragraph 7.1(j) with respect to the Borrower, or the acceleration of the Loan.

However, Post-Default Payments shall not include (i) payments made to the Agent pursuant to Paragraph 2.10 of this Agreement or (ii) any payment made pursuant to Paragraph 8.17(b).

     "Prime Rate" means the rate of interest announced by Agent from time to time as its prime rate. Such rate is an index or base rate and is not necessarily the lowest or best rate charged by Agent to its customers or other banks.


     "Pro Rata Share" means as to any Lender, the ratio which the outstanding principal balance of its portion of the Loan bears to the aggregate outstanding principal balance of the Loan at any time, or if no Indebtedness is outstanding under the Loan or the context otherwise requires, its percentage share set forth in Schedule 1 attached hereto.

     "RCP" means Richmont Capital Partners I, L.P., a Delaware limited partnership.

     "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof between the Borrower and the holders of the Warrants, and as may be amended from time to time.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12 Code of Federal Regulations, as amended, and any successor thereto.

     "Release" means any spill, leak, emission, discharge or the pumping, pouring, emptying, disposing, injecting, escaping, leaching or dumping of a Hazardous Substance into the environment.

     "Required Lenders" means those Lenders (which may include Agent in its capacity as a Lender) holding sixty-six and two-thirds percent (66-2/3%) or more of the aggregate principal amount outstanding under the Loan.

     "Reserve" means, for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to a Lender (or any bank Affiliate of such Lender) on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Lender (or any bank Affiliate of such Lender) is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Lender (or any bank Affiliate of such Lender) is subject) for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

     "Reserve Percentage" means, for a Lender (or any bank Affiliate of such Lender) on any day, that percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which a Lender (or any bank Affiliate of such Lender) is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which a Lender is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a Libor Portion or any Loan made with the proceeds of such deposit. The Adjusted Libor Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "Restricted Payments" means redemptions, repurchases, and distributions of any kind (including redemptions in exchange for real or tangible personal property) in respect of the capital stock of Borrower (other than dividends or distributions consisting solely of shares of capital stock of Borrower), and payments of principal and interest or other amounts on Subordinated Debt.

     "Revolver" means that certain Credit Agreement among the Companies, the Revolver Lenders and the Revolver Agent, dated the date hereof, and as may be amended from time to time.

     "Revolver Agent" means The Chase Manhattan Bank, as agent for the Revolver Lenders under the Revolver, or any successor agent thereunder.

     "Revolver Lenders" means the financial institution identified as "Banks" in the Revolver.

     "Richmont" means Richmont Marketing Specialists, Inc., a Delaware corporation.

     "Richmont Merger" means the merger of Richmont with and into Borrower, on and subject to the terms and conditions set forth in the Richmont Merger Agreement.

     "Richmont Merger Agreement" means the Agreement and Plan of Merger dated April 28, 1999, as amended by Amendment No. 1 dated July 8, 1999, by and among Borrower, Richmont and the stockholders of Richmont.

     "Richmont Subordinated Notes" means the 10 1/8 % Senior Subordinated Notes due 2007 issued pursuant to the Indenture.

     "Rolling Period" means a period of four consecutive fiscal quarters.

     "Sale of Material Assets" means the sale or other disposition (including damage, destruction or condemnation of assets) by Borrower or any of its Subsidiaries, in a single transaction or in the aggregate as to all transactions within any twelve (12) consecutive months, of assets (including stock or other investments or interests in a Person) which, valued at the greater of book value or fair market value, have a value of One Hundred Thousand Dollars ($100,000) or more; excluding (i) the sale of inventory in the ordinary course of business, and (ii) the sale of Permitted Investments for cash or the conversion into cash of Permitted Investments.

     "Sales Force" means The Sales Force Companies, Inc., an Illinois corporation.

     "Sales Force Acquisition" means the acquisition by the Borrower of all of the outstanding capital stock of Sales Force pursuant to that certain Stock Purchase Agreement by and among MSSC, Sales Force and the stockholders of Sales Force dated as of February__, 2000 and in form and substance acceptable to the Lenders.

     "Security Agreement" means the Second Amended and Restated Security Agreement executed by Borrower and Guarantors delivered pursuant to Paragraph 4.1(c) hereof (including as joined in by any additional Guarantors pursuant to Paragraph 5.21 hereof from time to time), as may be amended, modified, or restated from time to time.

     "Seller Obligations" means (i) obligations of any of the Companies or their Subsidiaries to sellers of previously acquired businesses, including all deferred or contingent purchase price obligations and all non-competition, employment and consulting arrangements, and (ii) obligations to previous shareholders of any of the Companies relating to repurchase of their shares, including, without limitation, the Existing Subordinated Obligations.

     "Senior Debt" means Total Debt less Subordinated Debt.

     "Senior Obligations" means the obligations of the Borrower and its Subsidiaries to Lenders or Agent with respect to (i) the Loan, (ii) any currency or interest rate swap or similar obligation with any Lender, and (iii) any other obligation under any Loan Document.

     "Senior Secured Debt" means any Indebtedness that is secured by any asset (real, personal, or mixed) of Borrower or any Subsidiary, including without limitation the principal balance of the Loan and all Capital Leases.

     "Shared Collateral" has the meaning given such term in the Intercreditor Agreement.

     "Stockholders Agreement" means the Stockholders Agreement dated the date hereof among the Borrower, First Union Investors, Inc., a North Carolina corporation, MS Acquisition Limited, a Delaware limited partnership, and Richmont Capital Partners I, L.P., a Delaware limited partnership, as may be further amended from time to time.

     "Subordinated Debt" means the Existing Subordinated Obligations, the Richmont Subordinated Notes and any other Indebtedness of Borrower or a Subsidiary subordinated to the Senior Obligations pursuant to a subordination agreement in form and substance satisfactory to the Required Lenders, as approved in writing prior to the incurrence of such Indebtedness.

     "Subsidiary" means, with respect to any Person, any other Person of which such Person, directly or indirectly, owns or controls more than fifty percent (50%) of any class or classes of securities, membership interests, partnership interests or other equity interests, and any partnership in which such Person is a general partner. Unless otherwise specified, references to "Subsidiaries" herein shall mean direct and indirect Subsidiaries of Borrower.

     "Successful Syndication" means (i) completion of an orderly syndication of the credit facilities of the Borrower meeting the requirements set forth in the Waiver Agreement, or (ii) this Agreement being terminated and all amounts due and owing hereunder having been fully paid in cash.

     "Synthetic Purchase Agreement" means any agreement pursuant to which a Person is or may become obligated to make any payment (i) in connection with the purchase by any third party of any Equity Interest or Subordinated Debt or (ii) the amount of which is determined by reference to the price or value at any time of any Equity Interest or subordinated Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Company shall be deemed to be a Synthetic Purchase Agreement.

     "Tax Escrow Agreement" means the Tax Escrow Agreement dated December 18, 1998, entered into pursuant to the Merkert Stock Purchase Agreement.

     "Three Party Agreement" means an agreement entered into among the Revolver Agent, the Agent, the Companies and a depository institution at which an approved lock box and approved lock box account are maintained, which Three Party Agreement Relating to Lockbox Services (With Activation) shall be substantially in the form of that certain Three Party Agreement dated the date hereof among the Revolver Agent, MSSC and Bank of America, N.A..

     "Total Debt" means, as of the date of determination, the aggregate outstanding principal amount of all Indebtedness for: (A) borrowed money, including without limitation the Loan and any outstanding Subordinated Debt; (B) the purchase price for installment purchases of real or personal property; (C) the principal portion of Capital Leases; (D) guaranties of Indebtedness of others; (E) reimbursement obligations under letters of credit; in each case without duplication; and (F) Seller Obligations.

     "Voting Agreement" means the Voting Agreement dated August 18, 1999 among MS Acquisition Limited, Ronald D. Pedersen, Bruce A. Butler, Gary R. Guffey, Jeffrey A. Watt, Monroe & Company LLC, and JLM Management LLC.

     "Waiver Agreement" means the Waiver, Consent and Amendment Agreement dated August 13, 1999 among Borrower and First Union as Lender and as Agent.

     "Warrant Agreement" means the Warrant Agreement dated the date hereof between Borrower and the holders of the Warrants, and as may be further amended from time to time.

     "Warrant Agreements" means (i) the Warrant Agreement, (ii) the Registration Rights Agreement and (iii) the Stockholders Agreement, collectively providing for customary rights acceptable to the Lenders (including, but not limited to, anti-dilution, pre-emptive, co-sale and piggyback rights and put provisions) and containing certain clawback provisions limiting the ability of the holders of the Warrants to exercise the entirety of the Warrants.

     "Warrants" means detachable Warrants issued to the Lenders or their Affiliates representing the right to purchase at a nominal exercise price four percent (4%) of the Common Stock of Borrower on a fully diluted basis, and governed by the Warrant Agreements.

     "Working Capital" means current assets (net of cash) less current liabilities (net of short term debt and current maturities of long term debt).

     "Year 2000 Compliant" and "Year 2000 Compliance" means, as to any material computer system or application or micro-processor dependent good or equipment, that it will operate as designed and intended prior to, during and after the calendar year 2000 without error relating to date data or date information, specifically including any error relating to, or the product of, date data or date information that represents or references different centuries or more than one century.

     1.2. Rules of Construction.

         (a) GAAP. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement, shall be defined in accordance with GAAP. If Borrower or Required Lenders determine that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the other within ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Required Lenders have not agreed on revised covenants within thirty (30) days after the delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change occurred that gave rise to the notice.

         (b) Use of term "consolidated". Any term defined in Paragraph 1.1 hereof, when modified by the word "consolidated," shall have the meaning given to such term herein as to Borrower and all entities whose accounts, financial results or position, for financial accounting purposes, are consolidated with those of Borrower in accordance with GAAP.

                                    SECTION 2

                                    TERM LOAN

     2.1. Term Loan. Pursuant to the Existing Credit Agreement and prior to the effective date hereof, First Union advanced the Loan to Borrower, in the aggregate amount of Thirty-Five Million Dollars ($35,000,000). The Loan is hereby continued under this Agreement.

     2.2. Promissory Notes. The Indebtedness of the Borrower to each Lender will be evidenced by a Note executed by Borrower in favor of such Lender. The original principal amount of each Lender's Note will be in the amount identified in Schedule 1 attached hereto as its Maximum Principal Amount; provided, however, that notwithstanding the face amount of each such Note, Borrower's liability thereunder shall be limited at all times to the actual Indebtedness, principal, interest, fees and expenses then outstanding to such Lender.

     The Notes collectively amend and restate the Amended and Restated Revolving Credit Note and the Amended and Restated Term Note executed and delivered by Borrower pursuant to the Existing Credit Agreement (the "Prior Notes"); provided, however, that such Notes shall not constitute a novation, and shall not be deemed to have extinguished or discharged the indebtedness under the Prior Notes or the collateral security therefore, all of which shall continue under and be governed by the Notes and the other Loan Documents.

     2.3. Lenders' Participation. Lenders shall be lenders in the Loan in the Maximum Principal Amounts and Pro Rata Shares set forth in Schedule 1 attached hereto.

     2.4. Use of Proceeds. The Loan shall be used solely to partially refinance outstanding amounts under the Existing Credit Agreement, and in no event shall funds be advanced to or used by Subsidiaries that are not Guarantors.

     2.5. Repayment. Subject to certain mandatory prepayments as set forth in Paragraph 2.7 hereof, the aggregate outstanding principal balance under the Loan on the Maturity Date together with all interest, fees and costs due hereunder, shall be due and payable in full on such Maturity Date. Notwithstanding the foregoing, the entire outstanding balance of the Loan shall be due and payable immediately upon acceleration of the Loan in accordance with Paragraph 7.2 hereof.

     2.6. Interest. Portions of the Loan shall bear interest on the outstanding principal amount thereof in accordance with the following provisions:

         (a) Interest on Loan.

             (i) At the Borrower's election in accordance with the provisions of Paragraph 2.6(b) below, in the absence of the existence and continuance of an Event of Default hereunder and prior to maturity or judgment, and subject to clause (ii) below, any Portion of the Loan shall bear interest at either (A) the Adjusted Base Rate, or (B) the Adjusted Libor Rate.

             (ii) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default hereunder, including after maturity and upon judgment, Borrower hereby agrees to pay to Lenders interest (A) on any outstanding Libor Portion, at the rate which is two percent (2%) per annum in excess of the Adjusted Libor Rate for each such Libor Portion through the end of the applicable Interest Period, and thereafter, at the rate of two percent (2%) per annum in excess of the Adjusted Base Rate and
(B) on any Base Rate Portion, at the rate of two percent (2%) per annum in excess of the Adjusted Base Rate.

         (b) Procedure for Determining Interest Periods and Rates of Interest.

             (i) If Borrower elects the Adjusted Base Rate to be applicable to a Portion, Borrower must notify Agent of such election in writing prior to eleven o'clock (11:00) a.m. Philadelphia time one (1) Business Day prior to the proposed application of such rate. If Borrower elects the Adjusted Libor Rate to be applicable to a Portion, Borrower must notify Agent of such election and the Interest Period selected prior to eleven o'clock (11:00) a.m. Philadelphia time at least three (3) London Business Days prior to the commencement of the proposed Interest Period. If Borrower does not provide timely notice of its election of the Adjusted Libor Rate, Borrower shall be deemed to have elected that the Adjusted Base Rate shall apply to any Portion as to which the Interest Period is expiring until Borrower shall have given proper notice of a change in or determination of the rate of interest in accordance with this Paragraph 2.6(a). Notices with respect to the selection of interest rates pursuant to this Paragraph 2.6(b) shall be made by delivery to Agent of a Notice of Conversion/Continuation.

             (ii) Borrower shall not elect more than six (6) different Libor Portions to be applicable to the Loan at one time. Any Base Rate Portion shall be in an amount equal to Five Hundred Thousand Dollars ($500,000) or an even multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, and any Libor Portion shall be in an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) or an even multiple of One Hundred Thousand Dollars ($100,000) in excess thereof.

         (c) Payment and Calculation of Interest. With respect to Portions which bear interest at the Adjusted Libor Rate, interest shall be due and payable on the last day of each Interest Period for each such Portion, and, in the case of a Portion with an Interest Period of six (6) months, on the ninetieth (90) day after the commencement of such Interest Period and on the last day of the Interest Period. With respect to Portions which bear interest at the Adjusted Base Rate, interest shall be due and payable on the last Business Day of each March, June, September and December. Interest shall be calculated in accordance with the provisions of Paragraph 2.6(b) hereof. All interest shall be calculated
(i) on the basis of the actual number of days elapsed over a year of 360 days if at the Adjusted Libor Rate, or (ii) over a year of 365 or 366 days, as applicable, if at the Adjusted Base Rate.

         (d) Reserves. If at any time when a Portion is subject to the Adjusted Libor Rate, a Lender (or a bank Affiliate of such Lender) is subject to and incurs a Reserve, other than a Reserve Percentage included in the calculation of the applicable Libor Rate, Borrower hereby agrees to pay within five (5) Business Days of written demand thereof from time to time, as billed by Agent on behalf of itself or any other Lender, such amount as is necessary to reimburse such Lender (or such Lender's bank Affiliate) for its costs in maintaining such Reserve, as described in reasonable detail in such demand. Such amount shall be computed by taking into account the cost incurred by such Lender (or such Lender's bank Affiliate) in maintaining such Reserve in an amount equal to such Lender's ratable share of the Portion on which such Reserve is incurred, which computation shall be set forth in any such demand by Agent on behalf of itself or any other Lender. The good faith determination by Agent or any Lender of such costs incurred and the allocation of such costs among Borrower and other customers which have similar arrangements with such Lender (or such Lender's bank Affiliate) shall be prima facie evidence of the correctness of the fact and the amount of such additional costs. Upon notification to Borrower of any payment required pursuant to this Paragraph 2.6(d), Borrower (A) shall make such payment in accordance with the provisions hereof, and (B) may repay the Portion of the Loan with respect to which such payment is required, subject to the requirements of Paragraph 2.7 and 2.8 hereof.

         (e) Special Provisions Applicable to Adjusted Libor Rate. The following special provisions shall apply to the Adjusted Libor Rate:

             (i) Change of Adjusted Libor Rate. The Adjusted Libor Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to subparagraph (d) above, that increase the cost to Lenders of funding the Loan or a Portion thereof bearing the Adjusted Libor Rate. Agent shall give Borrower notice of such a good faith determination and adjustment, described in reasonable detail, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment. Borrower may, by notice to Agent, (A) request Agent to furnish to Borrower a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment; and/or (B) repay the Portion of the Loan with respect to which such adjustment is made, subject to the requirements of Paragraph 2.7 and 2.8 hereof.

             (ii) Unavailability of Eurodollar Funds. In the event that Borrower shall have requested the Adjusted Libor Rate in accordance with Paragraph 2.6(b) and any Lender (or such Lender's bank Affiliate) shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the Portion and for the Interest Period specified are unavailable, or that the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of the Portion specified by Borrower during the Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate applicable to the specified Interest Period, such Lender shall give notice to Agent and Agent shall promptly give notice of such determination to Borrower that the Adjusted Libor Rate is not available. A good faith determination by such Lender (or such Lender's bank Affiliate) hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the obligation to advance or maintain Portions at the Adjusted Libor Rate shall be suspended until Agent shall have notified Borrower and Lenders that such conditions shall have ceased to exist, and (ii) the rate based on the Base Rate shall be applicable to all such Portions (provided, that Borrower shall not be required to compensate the affected Lender for funding costs or loss of earnings as a result of such change in interest rate).

             (iii) Illegality. In the event that it becomes unlawful for a Lender (or such Lender's bank Affiliate) to maintain Eurodollar liabilities sufficient to fund any Portion of the Loan subject to the Adjusted Libor Rate, then such Lender shall immediately notify Borrower thereof (with a copy to Agent) and such Lender's obligations hereunder to advance or maintain advances at the Adjusted Libor Rate shall be suspended until such time as such Lender (or such Lender's bank Affiliate) may again cause the Adjusted Libor Rate to be applicable to any Portion of the outstanding principal balance of the Loan and any such Lender's share of any Portion shall then be subject to the Adjusted Base Rate (provided, that Borrower shall not be required to compensate the affected Lender for funding costs or loss of earnings as a result of such change in interest rate).

     2.7. Prepayment.

         (a) Voluntary Prepayments. Upon one (1) Business Day's prior written notice by Borrower to Agent, Borrower may repay all or any portion of the outstanding principal balance under the Loan without premium or penalty, provided that any such payment shall include all accrued interest on the amount prepaid plus any amounts which may be due pursuant to Paragraph 2.8 hereof. Any such payment with respect to the Loan shall be applied to the scheduled installments thereof in the inverse order of maturity.

         (b) Mandatory Payments.

             (i) In addition to any other required payments hereunder, Borrower shall make principal payments on the Loan in the circumstances and in the amounts set forth below:

                   (A) Asset Dispositions. In connection with each Sale of Material Assets (it being understood and agreed that any such Sale of Material Assets shall require the approval of Required Lenders, except to the extent expressly authorized pursuant to Paragraph 6.7 hereof), all of the Net Cash Proceeds to the seller of such transaction shall be paid directly to Agent for the account of Lenders; provided, however, that (x) proceeds with respect to condemnation, damage or destruction of property shall not be required to be applied to the Loan pursuant hereto if such proceeds are used to repair or replace such property within one hundred eighty (180) days after receipt by Borrower or its Subsidiaries, and (y) the proceeds of the sale of the (1) Rogers Building in Charlotte, North Carolina pursuant to Paragraph 6.7(a) hereof shall be applied first to the payment of the mortgage thereon, and then to payment to certain prior shareholders of Rogers-American Company, Inc. to the extent they have not been paid prior thereto and (2) land and buildings thereon located in Canton, Massachusetts commonly known as 490 and 500 Turnpike Avenue shall be applied first to the payment of the mortgage thereon.

                   (B) New Debt. In the event any Company incurs Indebtedness consented to by Required Lenders which is not otherwise permitted pursuant to Paragraph 6.1 hereof, all of the net cash proceeds of such Indebtedness shall be paid directly to Agent for the account of the Lenders.

                   (C) Equity Issuance. In connection with any issuance of equity by the Borrower after the date of this Agreement (other than (x) pursuant to the exercise of stock options issued to officers, employees and directors of the Borrower or its Subsidiaries, and (y) the issuance of stock as consideration for acquisitions), all of the net cash proceeds to the Borrower of such issuance shall be paid directly to Agent for the account of the Lenders.

                   (D) Refunds. In the event that Borrower or any Subsidiary receives any return of any surplus assets of any pension plan, or receives any tax refund, the full amount of such returned assets or such refund shall be paid immediately to Agent for the account of the Lenders.

             (ii) Excess Cash Flow. Until the Loan has been repaid in full, at the time of delivery of a Compliance Certificate with respect to each Fiscal Year, commencing with the Fiscal Year ending December 31, 2000, Borrower shall make a prepayment of the Loan in an amount equal to seventy-five percent (75%) of Excess Cash Flow for such Fiscal Year.


             (iii) Additional Requirements. Any payments pursuant to this Paragraph 2.7(b) shall be accompanied by all accrued and unpaid interest and fees in connection with the amount prepaid (including any amount payable under Paragraph 2.8 hereof); provided, however, that in the absence of an Event of Default or Default hereunder: (x) the Borrower shall be entitled to determine the order in which Portions of the Loan shall be repaid pursuant to such payments; and (y) if any amount would otherwise be payable by Borrower pursuant to Paragraph 2.8 hereof as a result of a prepayment pursuant thereto, the required amount shall, at the request of Borrower, be held by Agent in a cash collateral account and applied to the payment of the applicable Libor Portion(s) at the expiration of the Interest Period with respect thereto. If a cash collateral account is established pursuant to the foregoing clause (y), Borrower shall pay any cost associated with the establishment or maintenance of such account and shall be entitled to any interest on such funds while held in such account, and the applicable Libor Portion(s) shall remain outstanding hereunder and shall continue to accrue interest in accordance herewith until such funds are actually applied to repay such Libor Portion(s).

         (c) Effect on Other Agreements. Any prepayment hereunder shall not affect the obligation of Borrower or any Subsidiary under any swap, hedge or similar arrangement with any Lender.

     2.8. Funding Costs and Loss of Earnings. In connection with any prepayment or repayment of a Portion bearing interest at the Adjusted Libor Rate made on other than the last day of the applicable Interest Period, whether such prepayment or repayment is voluntary, mandatory, by demand, acceleration or otherwise, Borrower shall pay to Lenders all reasonable funding costs and loss of earnings which may arise in connection with such prepayment or repayment, as calculated by Agent in accordance with Exhibit C hereto.

     2.9. Payments. All payments of principal, interest, fees and other amounts due hereunder, including any prepayments thereof, shall be made by Borrower to Agent for the account of Lenders in immediately available funds before two o'clock (2:00) p.m., Philadelphia time, on any Business Day at the office of Agent at 1345 Chestnut Street, Philadelphia, PA 19107, or such other office as may be designated by Agent from time to time. Borrower hereby authorizes Agent to charge Borrower's account with Agent for all payments of principal, interest and fees when due hereunder.

     2.10. Regulatory Changes in Capital Requirements. If any Lender shall have determined that the adoption or the effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central lender or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any lending office of such Lender) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, as a consequence of this Agreement or the Loan to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Paragraph 2.6(a)(ii) hereof with respect to amounts not paid when due. Such Lender will notify Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Paragraph 2.10, including a description in reasonable detail of the nature of such event and the amount of such compensation, as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and such compensation shall not be charged for any period more than three (3) months prior to the date of such notice.

     A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified above shall be delivered to Borrower and shall be conclusive absent manifest error, if calculated and charged in a manner consistent with similar charges made by such Lender to its other customers having similar arrangements with such Lender. Borrower shall pay such Lender the amount shown as due on any such certificate delivered by such Lender within ten (10) days after its receipt of the same.

     Failure on the part of any Lender to demand compensation for increased costs or reduction in amounts received or receivable or reductions in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period except as otherwise limited by the terms of this Paragraph 2.10.

     2.11. Subordination. The Borrower hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Obligated Party Obligations as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Subordination Party (hereafter defined) or received, accepted, retained or applied by any Company unless and until the Obligated Party Obligations shall have been paid in full in cash; except that prior to the occurrence and continuance of a Default, a Company shall have the right to receive, accept, retain and apply payments on the Subordinated Indebtedness made in the ordinary course of business. After the occurrence and during the continuance of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Subordination

Party or received, accepted, retained or applied by any Company unless and until the Obligated Party Obligations shall have been paid in full in cash. If any sums shall be paid to a Company by any Subordination Party or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Company for the benefit of Agent and the Lenders and shall forthwith be paid to Agent without affecting the liability of the Borrower under this Agreement and may be applied by Agent against the Obligated Party Obligations in accordance with this Agreement as if such payments were Collateral. Upon the request of Agent, the Borrower shall execute, deliver, and endorse to Agent such documentation as Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Agreement and with respect to a Company, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of any other Company or any Obligated Party (herein a "Subordination Party") to such Company, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Company. The term "Obligated Party Obligations" means, with respect to any Subordination Party, all obligations, indebtedness and liability of such Subordination Party to the Agent and the Lenders under the Loan Documents (including, without limitation, any and all post-petition interest and expenses whether or not allowed under any bankruptcy, insolvency or other similar law). The Borrower agrees that any and all Liens (including any judgment liens) upon any Subordination Party's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Subordination Party's assets securing payment of the Obligated Party Obligations or any part thereof, regardless of whether such Liens in favor of a Company, Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of Agent, no Company shall (i) file suit against any Subordination Party or exercise or enforce any other creditor's right it may have against any Subordination Party, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Subordination Party to such Company or any Liens held by such Company on assets of any Subordination Party. In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Subordination Party as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Obligated Party Obligations have been paid in full in cash.

Agent may apply any such dividends, distributions, and other payments against the Obligated Party Obligations in accordance with this Agreement as if such payments were Collateral.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lenders as follows:

     3.1. Organization and Good Standing. Each Company is a corporation duly incorporated and validly existing under the laws of its jurisdiction of formation as set forth on Exhibit B, and each has the power and authority to carry on its business as now conducted and is qualified to do business in the states indicated on Exhibit B which constitute, except as to failures to qualify which would not, either singly or in the aggregate, have a Material Adverse Effect, all states in which the nature of its business or the ownership of its properties requires such qualification.

     3.2. Power and Authority; Validity of Agreement. Each Company has the power and authority under applicable law and under its organizational documents to enter into and perform the Loan Documents to the extent that it is a party thereto; and all actions necessary or appropriate for the execution and performance by each Company of the Loan Documents to which it is a party have been taken, and, upon their execution, the same will constitute the valid and binding obligations of each Company to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy or equitable principles applicable to the enforcement of creditors' rights generally.

     3.3. No Violation of Laws or Agreements. The execution, delivery and performance of the Loan Documents by the Companies will not violate any provisions of any law or regulation, federal, state or local, or its organizational documents, or result in any breach or violation of, or constitute a default under, any material agreement or instruments by which any Company or its property may be bound, except for such breaches, defaults and violations of agreements or instruments as would not, either singly or in the aggregate, have a Material Adverse Effect.

     3.4. Material Contracts. Except as set forth on Exhibit B attached hereto, there exists no material default under any contracts material to the businesses of the Companies or their Subsidiaries.

     3.5. Compliance.

         (a) Each of the Companies and their Subsidiaries is in compliance with all applicable laws and regulations, federal, state and local (including without limitation those administered by the Local Authorities), except for such failures to comply as would not either singly or in the aggregate, have a Material Adverse Effect;

         (b) The Companies and their Subsidiaries possess all the franchises, permits, licenses, certificates of compliance and approval and grants of authority, necessary or required in the conduct of their respective businesses as of the date hereof; and except as identified on Exhibit B attached hereto, as of the date hereof all such franchises, permits, licenses, certificates and grants are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof, except to the extent that the failure to possess or maintain any of the foregoing would not, and except for such defaults, limitations, proceedings or claims as would not, either singly or in the aggregate, have a Material Adverse Effect; and

         (c) No authorization, consent, approval, waiver, license or formal exemptions from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (federal, state or local) or non-governmental entity, under the terms of contracts or otherwise, is required by the Companies by reason of or in connection with the Companies' execution and performance of the Loan Documents, except those which have been obtained or have been delivered to Agent for filing in connection with perfecting liens.

     3.6. Litigation. Except as set forth on Exhibit B, there are no actions, suits, proceedings or claims which are pending or, to the best of the Companies' knowledge, threatened against any Company or any Subsidiary which, if adversely resolved, would, either singly or in the aggregate, be reasonably be expected to have a Material Adverse Effect.

     3.7. Title to Assets. All real estate owned by any of the Companies is listed as Exhibit B attached hereto, including the street address and real property description with respect thereto. Each of the Companies and their Subsidiaries has good and marketable title to or valid leasehold interests in all of its properties and assets material to the conduct of its business, free and clear of any liens and encumbrances except the security interests granted under the Collateral Security Documents, liens and encumbrances permitted pursuant to Paragraph 6.4 hereof and the liens and security interests identified on Exhibit B attached hereto. All such assets are fully covered by the insurance required under Paragraph 5.8 hereof.

     3.8. Accuracy of Information; Full Disclosure.

         (a All information furnished to Lenders concerning the financial condition and results of operations of the Companies, including the pro forma financial statements for the Companies on a consolidated basis for the Fiscal Year ended December 31, 1998 and the interim pro forma financial statements for the Companies on a consolidated basis for the nine months ended September 30, 1999 (but not including projections) has been prepared in accordance with GAAP and fairly presents in all material respects the financial condition and results of operations of the Companies as of the dates and for the periods covered and discloses all liabilities of the Companies required to be disclosed in accordance with GAAP, except that interim statements do not have footnotes and are subject to year-end adjustments, and there has been no material adverse change in the financial condition or business of the Companies from the date of such statements to the date hereof.

         (b This Agreement and all financial statements (excluding financial projections) and other documents furnished by the Companies to Lenders pursuant to this Agreement and the other Loan Documents, taken together, do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. The Companies have disclosed to the Lenders in writing any and all facts which would, either singly or in the aggregate, have a Material Adverse Effect. The company prepared financial statements for the Companies on a consolidated basis for the Fiscal Year ended December 31, 1999 have been prepared by the Borrower in good faith and the Borrower reasonably believes that such statements fairly present in all material respects the financial condition and results of operations of the Companies as of the dates and for the periods covered and disclose all liabilities of the Companies required to be disclosed in accordance with GAAP.

     3.9. Taxes and Assessments. Except as described on Exhibit B attached hereto:

         (a Each Company and each Subsidiary has filed all required tax returns or has filed for extensions of time for the filing thereof, and has paid all applicable federal, state and local taxes, other than taxes not yet due or which may be paid hereafter without penalty; provided that no such taxes shall be required to be paid if they are being contested in good faith by appropriate proceedings and are covered by appropriate reserves maintained in accordance with GAAP; and there is no material tax deficiency or additional assessment in connection therewith not provided for in the financial statements required hereunder; and

         (b Each Company and each Subsidiary has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes including without limitation, all amounts required with respect to social security and unemployment compensation, relating to its employees, and has remitted such withheld amounts in a timely manner to the appropriate taxing authority, agency or body.

     3.10. Indebtedness. The Companies and their Subsidiaries have no presently outstanding Indebtedness or obligations, including contingent obligations and obligations of any of the Companies under leases of property from others, except the Indebtedness and obligations described in Exhibit B attached hereto, and indebtedness permitted pursuant to Paragraph 6.1 hereof. Without limiting the foregoing, set forth on Exhibit B is a complete and accurate listing of all Seller Obligations outstanding as of the date hereof, indicating the Person to whom the obligation is owed, the aggregate principal amount thereof as of December 31, 1999, such obligations are due; and all such Seller Obligations, to the extent they remain unpaid as of the date hereof, have been capitalized and appear as a liability on the balance sheet of the Company and its Consolidated Subsidiaries in accordance with GAAP.

     3.11. Management Agreements. No Company is a party to any management or consulting agreements for the provision of senior executive services to such Company except as described on Exhibit B attached hereto.

     3.12. Investments; Ownership. Each (a) direct and indirect Subsidiary of Borrower and (b) holder of at least five percent (5%) of any class of stock in the Borrower is identified on Exhibit B attached hereto, which indicates (x) as to each such Subsidiary, the number of shares and classes of stock, and the ownership thereof, and (y) as to each holder, the number of shares and classes of stock of such holder. No Company has any other Subsidiaries or any investments in or loans to any other individuals or business entities except for loans and investments permitted pursuant to Paragraphs 6.3 or 6.8 hereof.

     3.13. ERISA. Each of the Companies, their Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder; and,

         (a No Company nor any Subsidiary or ERISA Affiliate maintains or contributes to or has maintained or contributed to any multiemployer plan (as defined in section 4001 of ERISA) under which any Company, any Subsidiary or any ERISA Affiliate could have any withdrawal liability which would, either singly or in the aggregate, have a Material Adverse Effect;

         (b No Company nor any Subsidiary or ERISA Affiliate, sponsors or maintains any Plan under which there is an accumulated funding deficiency within the meaning of ss.412 of the Code, whether or not waived which would, either singly or in the aggregate, have a Material Adverse Effect;

         (c The aggregate liability for accrued benefits and other ancillary benefits under each defined benefit pension Plan that is sponsored or maintained by any Company, any Subsidiary or any ERISA Affiliate (determined on the basis of the actuarial assumptions prescribed for valuing benefits under terminating single-employer defined benefit plans under Title IV of ERISA) does not exceed the aggregate fair market value of the assets under each such defined benefit pension Plan by an amount which would, either singly or in the aggregate, have a Material Adverse Effect;


         (d The aggregate liability of each Company, and each Subsidiary or ERISA Affiliate arising out of or relating to a failure of any Plan to comply with the provisions of ERISA or the Code, is not an amount which would, either singly or in the aggregate, have a Material Adverse Effect; and

         (e There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent Annual Report) of any Company or any Subsidiary or ERISA Affiliate under any Plan providing post-retirement life or health benefits which would, either singly or in the aggregate, have a Material Adverse Effect.

     3.14. Fees and Commissions. Except as set forth on Exhibit B, the Companies owe no brokers' or finders' fees or commissions of any kind, and know of no claim for any brokers' or finders' fees or commissions, in connection with the Companies' obtaining the Loan from Lenders, except those provided herein.

     3.15. No Extension of Credit for Securities. The Companies are not now, nor at any time have they been engaged principally, or as one of their respective important activities, in the business of extending or arranging for the extension of credit, for the purpose of purchasing or carrying any margin stock or margin securities; nor will the proceeds of the Loan be used by any Company directly or indirectly, for such purposes.

     3.16. Perfection of Security Interest. Upon the filing of UCC financing statements with respect to the collateral covered by the Security Agreement in the jurisdictions identified on Exhibit B attached hereto, and taking of possession by the Agent of the certificates evidencing the shares pledged pursuant to the Pledge Agreement, Agent, for the benefit of Lenders, has a perfected, first-priority security interest and lien on the Collateral (other than the Shared Collateral, in which the security interest of the Lenders shall be second only to that of the Revolver Lenders) covered by the Security Agreement and the Pledge Agreement, subject to the Permitted Liens.

     3.17. Hazardous Wastes, Substances and Petroleum Products. Except as otherwise set forth on Exhibit B attached hereto:

         (a Each Company and each Subsidiary (i) has received all permits and has filed all notifications required by applicable Environmental Laws to carry on its respective business(es); and (ii) is in compliance with all Environmental Laws, except in each case for such matters as would not, either singly or in the aggregate, have a Material Adverse Effect.

         (b No Company or Subsidiary has given any written or oral notice, or failed to give any required notice, to the EPA or any state or local agency with regard to any Release or threat of Release of Hazardous Substances on properties owned, leased or operated by such Company or used in connection with the conduct of its business and operations which would, either singly or in the aggregate, have a Material Adverse Effect.

         (c No Company or Subsidiary has received written notice that it is potentially responsible for clean-up, remediation, costs of clean-up or remediation, fines or penalties with respect to any Release or threat of Release of Hazardous Substances pursuant to any Environmental Law which would, either singly or in the aggregate, have a Material Adverse Effect.

     3.18. Solvency.

         (a To the best of each Company's knowledge, each Company, after giving effect to the Waiver Agreement and taking into consideration the mutual rights and obligations among the Companies set forth in subparagraph (b) below, is solvent such that (i) the fair value of its assets, including contingent assets (including without limitation the fair salable value of the goodwill and other intangible property of such Company) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (ii) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Company) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (iii) it is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. No Company intends to, nor believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and no Company is engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Paragraph 3.18, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability of the applicable Company.

         (b Each Company hereby agrees that to the extent a Company shall have paid more than its proportionate share of any payment made hereunder or under the Guaranty, such Company shall be entitled to seek and receive contribution from and against any other Company who has not paid its proportionate share of such payment; provided however such Company shall not seek any such contribution from any other Company until the Loan has been paid in full and all commitments of the Lenders hereunder have been terminated. The provisions of this paragraph shall in no respect limit the obligations and liabilities of any Company to the Agent and the Lenders and each Company shall remain liable to the Agent and the Lenders for the full amount of its obligations hereunder and under the Guaranty.


     3.19. Employee Controversies. Except as described in Exhibit B, there are no material controversies pending or, to the knowledge of the Companies, threatened or anticipated between any Company and any of its respective employees, and there are no labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slowdowns pending, or to the Companies' knowledge, threatened between any Company and its respective employees and representatives, which, in any such case, would, either singly or in the aggregate, have a Material Adverse Effect.

     3.20. Year 2000 Compliance. The Companies completed a review and assessment of their material computer systems and applications, micro-processor based goods and equipment owned or used by them in their business, and all products currently sold by them, and have made inquiry of their material suppliers, vendors and customers, with respect to functionality before, during and after the year 2000 (the "Year 2000 Problem"). Based on the foregoing review, assessment and inquiry and the Borrower's experience through the date of this Agreement with such systems, applications, goods and equipment, the Year 2000 Problem has not had and will not result in a Material Adverse Effect.

     3.21. Indenture. The Senior Obligations have been (and hereby are) designated as "Designated Senior Indebtedness" (as defined in the Indenture) for all purposes under the Indenture.

                                    SECTION 4

                                   CONDITIONS

     4.1. Effectiveness of Second Amended and Restated Credit Agreement. The effectiveness of this Agreement is subject to Agent's receipt of the following documents and satisfaction of the following conditions, each in form and substance satisfactory to Agent:

         (a Promissory Notes. The Notes duly executed by Borrower.

         (b Guaranty. A Second Amended and Restated Guaranty Agreement duly executed by each wholly-owned Subsidiary of Borrower, jointly and severally, in favor of Lenders.

         (c Security Agreement. A Second Amended and Restated Security Agreement duly executed by each of the Companies in favor of Agent, for the benefit of Lenders, granting Agent, for the benefit of Lenders, a lien on all assets of the Companies as Collateral for the Senior Obligations, together with UCC financing statements in such jurisdictions and such other documents and instruments as Agent shall reasonably require, all in form and substance satisfactory to Agent.


         (d Pledge Agreement. A Second Amended and Restated Pledge Agreement duly executed by each of the Companies in favor of Agent, for the benefit of Lenders, pledging all of the issued and outstanding shares of capital stock of each direct and indirect Subsidiary of Borrower to Agent, for the benefit of Lenders, as Collateral for the Senior Obligations, together with the stock certificates evidencing the pledged shares and stock powers duly endorsed in blank.

         (e Authorization Documents. A certificate of the secretary of each Company attaching and certifying as to (i) the certificate or articles of incorporation and bylaws of such Company and (ii) resolutions or other evidence of authorization by the board of directors of such Company, authorizing its execution and full performance of Loan Documents and all other documents and actions required hereunder, and including incumbencies of each Company setting forth the name, title and specimen signature of each officer of such Company who is authorized to execute the Loan Documents on behalf of such entity.

         (f Good Standing. Certificates of good standing or the equivalent for each Company in its state of formation and each of the states in which it is qualified to do business.

         (g Corporate Opinion. Legal opinions addressing corporate, validity, perfection and enforceability matters with respect to each Company, and opining that no violation of the terms of the Indenture has occurred, reasonably satisfactory to Agent.

         (h Searches. Uniform Commercial Code, tax and judgment searches against the Companies, with results satisfactory to Agent, in those offices and jurisdictions as Agent shall reasonably request.

         (i Real Estate. Title reports, appraisals and environmental assessments for all real property owned by the Companies, with results satisfactory to Agent.

         (j Landlord Waivers. Each landlord consent and waiver delivered for the benefit of the Revolver Lenders, which shall equally be for the benefit of the Lenders.

         (k Financial Projections. Financial projections including, but not limited to balance sheets, income statements and cash flow statements for Borrower and its consolidated Subsidiaries for the period January 1, 2000 through December 31, 2001, certified by the chief financial officer of Borrower as constituting a good faith projection based upon assumptions believed to be reasonable.

         (l Warrants. The Warrants and Warrant Agreements duly executed by the respective parties thereto, all in form and substance satisfactory to Lenders.

         (m Event of Default. No Event of Default or Default shall have occurred and be continuing and all of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct.

         (n Certain Agreements. An acknowledgment executed by RCP regarding the limitations imposed hereunder on fees payable to such party by the Companies.

         (o Notice to Subordinated Debt Holders. Written notice shall have been delivered to each holder of the Existing Subordinated Obligations of the amount of the Loan hereunder.

         (p Indenture. Evidence satisfactory to the Agent that (i) the holders of the Richmont Subordinated Notes shall have consented to the departure from
Section 4.03 of the Indenture to permit the incurrence of Indebtedness hereunder and under the Revolver and (ii) the Indebtedness hereunder is "Senior Indebtedness" and has been designated as "Designated Senior Indebtedness" under the Indenture.

         (q Letters of Credit. All letters of credit issued by the Agent at the request of any Company shall have been released and terminated with the consent of the beneficiary and replaced by letters of credit issued for the account of RCP, and a written undertaking by RCP to provide for the additional projected letter of credit requirements of the Companies. Any recourse to any of the Companies or their assets in connection with such letters of credit shall be expressly subordinated to the Lenders and may be taken only prior to the occurrence of an Event of Default hereunder.

         (r Intercreditor Agreement. An Intercreditor Agreement executed by the Borrower, the Agent and the Revolver Agent.

         (s Revolver. A certificate by an Authorized Officer of Borrower, certifying that all conditions to closing of the Revolver have been met (without waiver by the Companies), together with copies of (i) authorizing resolutions and (ii) executed closing documents delivered in connection with the Revolver, in form and substance satisfactory to the Lenders with a maximum principal amount of not less than Fifty Million Dollars ($50,000,000).

         (t Availability under Revolver. A certificate of the Borrower setting forth the calculation of the amount available to be advanced under the Revolver after giving effect to the funding of the Sales Force Acquisition, the repayment of the Existing Credit Agreement and other items permitted to be paid at closing, which amount shall not be less than Eighteen Million Dollars ($18,000,000).

         (u Equity. Verification satisfactory to the Agent that the Borrower received at least Ten Million Dollars ($10,000,000) on the date hereof from MS Acquisition Limited, a Delaware limited partnership, in exchange for share of common stock in the Borrower.

         (v Three Party Agreement. The Three Party Agreement duly executed by each party thereto.

         (w Repayment of Indebtedness. Evidence of repayment, with proceeds of the Loan and the initial amount advanced under the Revolver, of all amounts outstanding under the Existing Credit Agreement, except for the Term Loan continued hereunder, together with (i) all accrued and unpaid interest, (ii) all costs and charges for which invoices have been issued and (iii) any funding costs and loss of earnings arising in connection with such repayment.

         (x Seller Obligations. Receipt of a detailed analysis on the Seller Obligations in form and substance satisfactory to the Agent.

         (y Consents. Receipt of all required consents and approvals under applicable law or contract, including, without limitation, consent of the holders of the Richmont Subordinated Notes.

         (z Other Documents. Such additional documents as Agent reasonably may request.

     4.2. Sales Force Acquisition. The Lenders' consent to the Sales Force Acquisition shall be subject to the Agent's receipt of the following documents and satisfaction of the following conditions:

         (a Joinder. A joinder to the Guaranty, the Security Agreement and the Intercreditor Agreement by Sales Force and each of its Subsidiaries, a supplement to the Pledge Agreements or an additional Pledge Agreement pledging all of the shares of stock of Sales Force and each of its Subsidiaries, and such other documents as Agent may reasonably require in connection therewith, including without limitation UCC-1 financing statements, secretary's certificates, resolutions and legal opinions, all in form and substance satisfactory to Agent.

         (b Lien Searches. Uniform Commercial Code, tax lien and judgment lien searches against Sales Force and each of its Subsidiaries in those offices and jurisdictions as Agent shall reasonably request.

         (c Pay-Offs and Releases. Evidence of the pay-off and/or release of all Indebtedness of Sales Force and each of its Subsidiaries, in form and substance satisfactory to Agent.


         (d Indenture Compliance. Evidence of compliance with the covenants set forth in the Indenture, including evidence of the permissibility of the incurrence of debt in connection with the proposed acquisition, with supporting documentation in form and substance satisfactory to Agent.

         (e Acquisition Documents. Certified copies of the letter of intent, purchase agreement and Seller Obligations, which documents shall be satisfactory to Agent and which Seller Obligations shall be subordinated to the Senior Obligations on terms approved in writing by all Lenders.

         (f Disclosures. Disclosures pursuant to the representations and warranties set forth in Section 3 of this Agreement and pursuant to the Security Agreement and any other Loan Documents, reflecting the Sales Force Acquisition, all of which shall have been approved by Lenders in writing.

         (g Other Information. Other information that the Agent may reasonably request, including copies of due diligence reports prepared by or for the Borrower.

         (h Closing Certificate. A certificate by an Authorized Officer of Borrower, certifying that all conditions to closing of the acquisition have been met (without waiver by the Companies).

                                    SECTION 5

                              AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that so long as any Indebtedness of Borrower to Lenders is outstanding, each of the Companies will and will cause each of its Subsidiaries (and with respect to Paragraph 5.13, will cause each ERISA Affiliate) to:

     5.1. Existence and Good Standing. Except for any merger permitted pursuant to Paragraph 6.8(iii), preserve and maintain (a) its existence as a corporation and its good standing in all states in which it conducts business and (b) the effectiveness and validity of all its franchises, licenses, permits, certificates of compliance or grants of authority required in the conduct of its business, except for such instances of ineffectiveness or invalidity as would not, either singly or in the aggregate, have a Material Adverse Effect.

     5.2. Interim Financial Statements.

         (a Furnish to each Lender within thirty-five (35) days after the end of each month that is not a fiscal quarter end, unaudited consolidated and consolidating financial statements for such month and for the year to date, in form and substance as reasonably required by Agent, including (i) a balance sheet, (ii) a statement of income and (iii) a statement of cash flows, prepared in accordance with GAAP consistently applied (except that such interim statements need not contain footnotes and may be subject to year-end adjustments).

         (b Furnish to each Lender within forty-five (45) days after the end of each Fiscal Quarter that is not a Fiscal Year end, unaudited quarterly consolidated and consolidating financial statements, in form and substance as reasonably required by Agent, including (i) a consolidated balance sheet, (ii) a consolidated statement of income, and (iii) a statement of cash flows, prepared in accordance with GAAP consistently applied (except that such interim statements need not contain footnotes and may be subject to year-end adjustments).

     5.3. Annual Financial Statements. Furnish to each Lender within ninety (90) days after the close of each Fiscal Year audited consolidated and consolidating annual financial statements, including the information required under Paragraph
5.2 hereof, which financial statements shall be prepared in accordance with GAAP and shall be certified without qualification (except with respect to changes in GAAP as to which Borrower's independent certified public accountants have concurred) by an independent certified public accounting firm reasonably satisfactory to Agent; and cause Agent to be furnished, at the time of the completion of the annual audit, with copies of any management letters prepared by such accountants and with a certificate signed by such accountants to the effect that to the best of their knowledge there exists no Event of Default or Default hereunder.

     5.4. Compliance Certificate. At the time of delivery of financial statements pursuant to Paragraph 5.2(b) and 5.3 hereof, deliver to Lenders a Compliance Certificate executed by the chief financial officer of Borrower or other Authorized Officer approved by Agent, showing the calculation of the covenants set forth in Paragraphs 5.14, 5.15, 5.16, 5.17 and 5.18.

     5.5. Additional Reports.

         (a) Not later than the last Business Day of the first month of each Fiscal Year, furnish to each Lender, in form reasonably satisfactory to Agent, the Borrower's business plan for such Fiscal Year, which shall include, without limitation, a balance sheet, an income statement, a statement of cash flows and the revenues/losses projected to result for such Fiscal Year, all approved by the Board of Directors of Borrower.

         (b) At the time of delivery of monthly financial statements pursuant to Paragraph 5.2(a), furnish to each Lender a summary of revenue wins and losses listing annualized revenues by principal, the effective date of the win or loss, and the revenues/losses projected to result for the following four Fiscal Quarters, in form and substance as reasonably required by Agent.

         (c) On the date delivered to the Revolver Agent, a copy of each item delivered to the Revolver Agent in accordance with Section 8.1(d) of the Revolver.

         (d) Furnish to each Lender at the time of delivery financial statements pursuant to Paragraph 5.2(a) for March, 2000, June 2000, and each month thereafter cash flow projections for the twelve week period immediately following such month, including, but not limited to, a calculation of borrowing needs for such twelve week period and projected borrowing availability under the Revolver for such twelve week period; provided, that such reporting shall no longer be required after the date on which Lenders have been provided evidence satisfactory to them that (i) the consolidated EBITDA of Borrower calculated for the nine-month period ended December 31, 2000 equals or exceeds Forty Million Dollars ($40,000,000); or (ii) the consolidated EBITDA of Borrower calculated for any twelve month period equals or exceeds Fifty Million Dollars ($50,000,000).

     5.6. Public Information. Deliver to Lenders promptly following transmission thereof, copies of all financial statements, proxy statements, notices and reports, and copies of any registration statement or annual or quarterly reports, if any, filed with the Securities and Exchange Commission (or successor entity) or sent to shareholders of Borrower.

     5.7. Books and Records. Keep and maintain satisfactory and adequate books and records of account in accordance with GAAP and make or cause the same to be made available to Agent or its agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof and permit Agent or its agents or nominees to discuss contents of same with senior officers of Borrower and also with outside auditors and accountants of Borrower.

     5.8. Insurance. Keep and maintain all of its property and assets in good order and repair and covered by insurance with reputable and financially sound insurance companies against such hazards and in such amounts as is customary in the industry, under policies requiring the insurer to furnish reasonable notice to Agent and opportunity to cure any non-payment of premiums prior to termination of coverage and naming Agent, for the benefit of Lenders, as loss payee and additional insured.

     5.9. Litigation; Event of Default. Notify Lenders in writing immediately of the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat in writing of any claim, to the extent that any of the foregoing, either singly or in the aggregate, would, either singly or in the aggregate, have a Material Adverse Effect, or the occurrence of any Event of Default or Default hereunder. Without limitation of the foregoing, Borrower shall keep Lenders reasonably advised as to the status of such litigation.

     5.10. Taxes. Subject to the matters disclosed on Exhibit B pursuant to Paragraph 3.9 hereof, pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any penalty for non-payment or late payment is incurred, unless the same are currently being contested in good faith by appropriate proceedings, diligently prosecuted and covered by appropriate reserves maintained in accordance with GAAP.

     5.11. Costs and Expenses. Pay or reimburse Agent for all reasonable out-of-pocket costs and reasonable expenses (including but not limited to reasonable attorneys' fees and disbursements) Agent may reasonably pay or incur in connection with the preparation and review of this Agreement and all waivers, consents and amendments in connection therewith and all other documentation related thereto, and the making of the Loan hereunder, and pay or reimburse Lenders for all costs, liabilities and expenses (including but not limited to reasonable attorneys' fees and disbursements) associated with the collection or enforcement of the same, including without limitation any fees and disbursements incurred in defense of or to retain amounts of principal, interest or fees paid or in connection with any audit or examination of the Companies. All obligations provided for in this Paragraph
5.11 shall survive any termination of this Agreement and the repayment of the Loan.

     5.12. Compliance; Notification.

         (a Comply in all material respects with all local, state and federal laws and regulations applicable to its business, including without limitation all laws and regulations of the Local Authorities, and with the provisions and requirements of all franchises, permits, certificates of compliance, approval and need issued by regulatory authorities and with other like grants of authority held by any Company; and notify Lenders immediately in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises, licenses or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could, either singly or in the aggregate, occasion the termination of any of such franchises, licenses or grants of authority, to the extent that any of the foregoing would, either singly or in the aggregate, have a Material Adverse Effect.


         (b With respect to applicable Environmental Laws, promptly notify Agent when, in connection with the conduct of the Companies' business(es) or operations, any Person (including, without limitation, EPA or any state or local agency) provides oral or written notification to any Company, or any Company otherwise becomes aware, of a condition with regard to a Release or threat of Release of Hazardous Substances which would, either singly or in the aggregate, have a Material Adverse Effect; and notify Agent in detail promptly upon the receipt by a Company of a written assertion of liability under any Environmental Laws, of any actual or alleged failure to comply with, failure to perform, breach, violation or default under any such Environmental Laws (or any combination thereof) which would, either singly or in the aggregate, have a Material Adverse Effect.

     5.13. ERISA. (a) Comply in all material respects with the provisions of ERISA to the extent applicable to any Plan maintained for the employees of any Company or any ERISA Affiliate; (b) do or cause to be done all such acts and things that are required to maintain the qualified status of each Plan which is intended to meet the requirements of 401(a) of the Code and tax exempt status of each trust forming part of such Plan; (c) not incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations promulgated thereunder), or any material liability to the PBGC (as established by ERISA);
(d) not permit any event to occur with respect to any Plan sponsored by any Company or any ERISA Affiliate (i) as described in Section 4042 of ERISA or (ii) which may result in the imposition of a lien on its properties or assets; and
(e) notify Agent in writing promptly after it has come to the attention of senior management of any Company of the written assertion or threat of any event described in Section 4042 of ERISA (relating to the soundness of a Plan) (including any "reportable event" described in Section 4042(a)(3) of ERISA) or the PBGC's ability to assert a material liability against it or impose a lien on any Company's, or any ERISA Affiliate's properties or assets; and (f) refrain from engaging in any prohibited transactions or actions causing possible liability under Section 502 of ERISA.

     5.14. Maximum Debt to EBITDA Ratio. As of the last day of each Fiscal Quarter, Borrower shall not permit the ratio of (a) the principal amount of all Indebtedness of the Companies outstanding as of such date determined on a consolidated basis to (b) Adjusted EBITDA calculated for the four (4) Fiscal Quarter period ending on the last day of such Fiscal Quarter to be more than:
(i) 7.75 to 1.00 as of the Fiscal Quarter ending on June 30, 2000; (ii) 6.50 to
1.00 as of the Fiscal Quarter ending on September 30, 2000; and (iii) 6.00 to
1.00 as of the Fiscal Quarter ending on December 31, 2000, and for each Fiscal Quarter thereafter. As used in this Paragraph 5.14 the following terms have the following meanings:

   "Adjusted EBITDA" means, for any period, (a) Borrower's consolidated EBITDA plus (b) for calculations including the Fiscal Quarter ending September 30, 1999, $10,452,000, plus (c) for calculations including the Fiscal quarter ending December 31, 1999, $11,420,000, plus (d) at any time after the Sales Force Acquisition is consummated, an amount equal to the lesser of (i) the actual consolidated EBITDA for companies acquired in the Sales Force Acquisition or (ii) $1,000,000 for each Fiscal Quarter (or pro-rated portion thereof for partial Fiscal Quarters) that is included in the measurement period for Adjusted EBITDA but that is before the Sales Force Acquisition is consummated.

     5.15. Capital Expenditure Limits. The Borrower shall not, and shall not permit any Subsidiary to, make or incur Capital Expenditures during each period set forth in the table below in excess of an aggregate amount for the Borrower and all Subsidiaries equal to the applicable Capital Expenditure Limit for such period. The term "Capital Expenditure Limit" means, for each period set forth in the table below, the sum of (a) the Dollar amount set forth in the table below opposite the applicable period (such Dollar amount as set forth for each such period herein the "Yearly Limit") plus (b) One Hundred percent (100%) of the portion of the Yearly Limit from the immediately preceding period which was not expended by the Borrower and the Subsidiaries in such preceding period (the amount calculated for any period under this clause (b), herein the "Carryover Amount"). In calculating compliance with this Section 10.6, (a) Capital Expenditures made in a period shall first be debited against the Yearly Limit for such period then debited against the Carryover Amount carried into such period, if any, from the preceding period pursuant to this Section 10.6, and (b) the aggregate amount of all payments due under a Capital Lease Obligation for the entire term thereof (excluding, however, the interest portion of capitalized lease payments) shall be considered expended in full on the date that the Capital Lease Obligation is entered into.

======================================                 ==========
               Period                                    Amount
======================================                 ==========
Calendar year ending December 31, 2000                 $7,000,000
--------------------------------------                 ----------
Each Fiscal Year thereafter                            $7,500,000
======================================                 ==========

     5.16. Minimum EBITDA. As of the last day of each Fiscal Quarter during the periods set forth below, Borrower shall cause its EBITDA calculated for the four
(4) Fiscal Quarters then ended to be not less than the amount set forth below opposite the applicable period:

==========================================             ===========
               Period                                    Amount
==========================================             ===========
January 1, 2000 through March 31, 2000                 $ 5,400,000
------------------------------------------             -----------
April 1, 2000 through June 30, 2000                    $14,400,000
------------------------------------------             -----------
July 1, 2000 through September 31, 2000                $29,700,000
------------------------------------------             -----------
October 1, 2000 through December 31, 2000              $45,000,000
------------------------------------------             -----------
January 1, 2001 through March 31, 2001                 $46,000,000
------------------------------------------             -----------
April 1, 2001 through Maturity Date                    $47,000,000
==========================================             ===========

     5.17. Minimum Interest Coverage Ratio. As of the last day of each Fiscal Quarter during the periods set forth below, Borrower shall not permit the ratio of its EBITDA to its consolidated cash interest expense, both calculated for the period since January 1, 2000, then ended or, if four (4) Fiscal Quarters or more have elapsed since January 1, 2000, then for the four (4) Fiscal Quarters then ended, to be less than the ratio set forth below for such period:

====================================================              ============
                   Period                                             Ratio
====================================================              ============
April 1, 2000 through June 30, 2000                               1.00 to 1.00
----------------------------------------------------              ------------
July 1, 2000 though September 31, 2000                            1.50 to 1.00
----------------------------------------------------              ------------
October 1, 2000 through December 31, 2000                         1.60 to 1.00
----------------------------------------------------              ------------
Each  quarter  end  beginning  January  1,  2001 and              1.75 to 1.00
through Maturity Date
====================================================              ============

     5.18. Minimum Fixed Charges Coverage Ratio. Borrower shall not permit the ratio of its Modified EBITDA to its Fixed Charges calculated as of the last day of each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2001, for the four (4) Fiscal Quarters then ended, to be less than 1.00 to 1.00.

As used in this Paragraph 5.18, "Modified EBITDA" means, for any period, the total of the following for Borrower calculated on a consolidated basis without duplication: (a) EBITDA minus (b) Capital Expenditures.

     5.19. Management Changes. Notify Agent in writing within ten (10) Business Days after any change of its Executive Officers.

     5.20. Transactions Among Affiliates. Except pursuant to existing agreements as described on Exhibit B attached hereto, cause all transactions between and among it and its Affiliates, other than transactions among the Companies, to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

     5.21. Additional Collateral Security Documents.

         (a) Deliver to Agent each landlord consent and waiver and bailee consent delivered to the Revolver Agent, to which the Agent shall be a named as a party on equal terms and with equal priority as the Revolver Agent.

         (b) At any time deliver to Agent within sixty (60) days following notice from Agent, (i) such environmental reports as Agent shall reasonably require with respect to any real property owned, leased or operated by any Company, and (ii) a mortgage on any such properties as specified by Agent in favor of Agent for the benefit of Lenders, together with an effective policy of title insurance thereon in an amount satisfactory to Agent, opinions of local and company counsel in form and substance satisfactory to Agent, and such other documents as Agent shall reasonably require in connection therewith.

         (c) Execute, deliver, file and record such additional documents, instruments or agreements as Agent shall reasonably require from time to time in order to perfect, maintain, protect or realize upon a security interest and lien on all of the assets of the Companies, including without limitation mortgages, pledges or assignments of specific assets, UCC financing statements, landlord waivers and consents and other documentation.

     5.22. Collateral Audits. Collateral audits on Borrower and its Subsidiaries shall be performed from time to time at the request of the Agent; provided, however, that, in the absence of an Event of Default hereunder, Borrower shall not be required to pay for the costs of more than two (2) collateral audits requested under this subparagraph (b) in any twelve-month period.

     5.23. Notice upon Change in Control. The Borrower will notify Agent promptly following the Borrower becoming aware that a "Change in Control" as defined in the Indenture has occurred or if Borrower has entered into an agreement which, if consummated, would result in a "Change in Control" as defined in the Indenture, but in no event shall such notice be provided more than ten (10) days following such event.

     5.24. Management Meetings. The senior management of the Borrower shall meet with Lenders (a) each month during the six months following the date hereof, and
(b) thereafter upon the request of any Lender.

     5.25. Maintenance of Property. Except for dispositions permitted by Paragraph 6.7 or disuse in the ordinary course of business, protect and preserve all properties useful in and material to its business, including all material copyrights, patents, trade names and trademarks and other intellectual property; maintain in good working order and condition all material buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such material property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     5.26. Other Agreements.

         (a) Notify Agent in writing not less than ten (10) Business Days prior to the date any Company enters into any agreement respecting Indebtedness containing financial covenants, or any amendment or modification thereof. In the event that any agreement of such Company now or hereafter imposes financial covenants on any Company which are more restrictive to such Company than those contained is this Agreement, the corresponding covenants, terms and conditions of this Agreement shall be deemed to be automatically and immediately amended to include the applicable covenants, terms and/or conditions of such other agreement.

         (b) In the event any property or assets of any Company is subject to a lien or security interest in violation of Paragraph 6.4 hereof, the Borrower shall make, or cause to be made, provisions whereby the Loan shall be secured equally and ratably with all other obligations secured thereby, and in any case the Lenders shall have the benefit, to the full extent that, and with such priority as the creditors may be entitled under applicable law, of any equitable lien on such property securing the Loan. Such violation of Paragraph 6.4 hereof shall constitute an Event of Default hereunder, whether or not the Loan is secured pursuant to this Paragraph 5.26.

         (c) The Borrower hereby agrees to promptly execute and deliver any and all such documents and instruments and to take all such further actions as Agent may deem necessary or appropriate to effectuate the provisions of this Paragraph 5.26.

         (d) The Borrower hereby agrees that it will (i) cause all accounts with First Union other than payroll account #2079950027162 to be closed within sixty
(60) days after the date hereof, and (ii) case payroll account #2079950027162 with First Union to be closed by June 30, 2000.

     5.27. Other Information. Provide any Lender with any other documents and information, financial or otherwise, reasonably requested by such Lender from time to time.

                                    SECTION 6

                               NEGATIVE COVENANTS

     So long as any Indebtedness of Borrower to Lenders remains outstanding hereunder, Borrower covenants and agrees that each Company and its Subsidiaries will not:

     6.1. Indebtedness. Borrow any monies or create or permit to exist any Indebtedness except: (i) the Senior Obligations; (ii) trade Indebtedness in the normal and ordinary course of business for value received; (iii) Indebtedness and obligations incurred to purchase or lease fixed or capital assets, provided, that the aggregate outstanding principal amount of such indebtedness and obligations shall not exceed in the aggregate Three Million Dollars ($3,000,000) outstanding at any time; (iv) Existing Subordinated Obligations; (v) existing Seller Obligations which are not Subordinated Debt, as described on Exhibit B;
(vi) the existing mortgage indebtedness to Corporate Real Estate Capital, LLC (relating to properties in Canton, Massachusetts) and to Rexham Industries Corp. (relating to property in Charlotte, North Carolina) described on Exhibit B in the outstanding principal amount at December 31, 1999 of $9,200,000 and $3,600,000, respectively, as reduced from time to time by payments thereon, provided that such mortgage indebtedness shall be paid off in full upon sale of the property so mortgaged; (vii) tax obligations for which funds have been escrowed as provided in Paragraph 4.1(p) of the Existing Credit Agreement;
(viii) Indebtedness issued under Permitted Revolver Financing; (ix) Indebtedness of one Company to another Company; (x)

Guarantees permitted pursuant to Paragraph 6.2 hereof; and (xi) Subordinated Debt incurred in connection with the Sales Force Acquisition.

     6.2. Guarantees. Guarantee or assume or be or agree to become liable in any way, either directly or indirectly, for any Indebtedness or liability of others except: (i) to endorse checks or drafts in the ordinary course of business; (ii) pursuant to the Guaranty; (iii) the guaranty by Merkert American Co., Inc. of indebtedness of Merchandising Corporation of America, Inc, as described on Exhibit B, provided that the principal amount thereof shall not exceed at any time Five Hundred Thousand Dollars ($500,000); (iv) the guaranty by Borrower of the mortgage indebtedness permitted pursuant to Paragraph 6.1(vi) hereof with respect to the Canton, Massachusetts building; (v) Guarantees by the Subsidiaries of the Revolver, Permitted Revolver Financings and the Richmont Subordinated Notes; (vi) Guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations; (vii) Indebtedness constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on any Company's behalf in accordance with the policies issued to such Company; (viii) Indebtedness of any Company under any interest rate swap, interest rate caps, interest rate collars or other similar agreements, or any foreign exchange, currency hedging, commodity hedging or other similar agreement entered into to enable such Company to fix or limit its interest expense or to limit the market risk of holding currency or a commodity in either the cash or futures markets; provided that, in the case of any Synthetic Purchase Agreement related to any Subordinated Debt, the obligations of the Company thereunder must be subordinated to the Senior Debt to at least the same extent as the Subordinated Debt to which such Synthetic Purchase Agreement relates (the Borrower shall promptly deliver to the Agent a copy of any Synthetic Purchase Agreement to which any Company becomes a party); (vii) the existing guarantees as of the date hereof as disclosed on Exhibit B.

     6.3. Loans. Make or permit to exist any loans or advances to others, other than (i) loans or advances by any Company to any other Company, (ii) loans to any Subsidiary that is not a Guarantor, subject to the limitations set forth in paragraph 6.8(i) hereof, (iii) the loan to Gerald R. Leonard is described in
Section 3.12 of Exhibit B hereto, and (iv) loans to employees outstanding on the date hereof as described on Exhibit B, and other loans or advances to employees for travel and entertainment expenses, or in connection with relocation of employees, in an aggregate principal amount outstanding (for all loans under this clause (iv)) not to exceed One Million Dollars ($1,000,000).


     6.4. Liens and Encumbrances. Create, permit or suffer the creation or existence of any liens, security interests, or any other encumbrances on (including any conditional sales arrangement with respect to) any of its property, real or personal, except the security interests in favor of the Agent on behalf of Lenders as security for the Loan, and except (i) liens arising

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


in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets permitted under Paragraph 6.1(iii) hereof, provided, however, that such liens secure only the indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto and the proceeds thereof; (ii) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with GAAP and are incurred in the ordinary course of business; (iii) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; (iv) deposits to secure surety, appeal or custom bonds required in the ordinary course of business; (v) the existing mortgage liens pursuant to the mortgage Indebtedness permitted pursuant to Paragraph 6.1(vi) hereof (vi) the liens in the Shared Collateral securing the Indebtedness permitted pursuant to Paragraph 6.1(viii) hereof; (vii) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower and each Subsidiary to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use; (viii) any attachment or judgment Lien not constituting an Event of Default; (ix) Lien's granted to the Indenture trustee in Section 7.07 of the Indenture.

     6.5. Additional Negative Pledge. Except for agreements relating to: (a) Liens permitted pursuant to Subparagraphs 6.4(i) or 6.4(v); (b) leases of property; or (c) the sale or disposition of assets permitted hereunder, provided such agreement relates only to the property subject to such Lien, leased or sold or disposed of (and only pending the closing of such sale or disposition), and except as set forth in the Permitted Revolver Financing, agree or covenant with or promise any Person or entity other than the Lenders that it will not pledge its assets or properties or otherwise grant any liens, security interests or encumbrances on its property.

     6.6. Restricted Payments.

         (a) Make any Restricted Payments; provided, that (i) in the absence of an Event of Default or Default hereunder, and provided no Event of Default or Default would be caused by such payment, the Companies may make regularly scheduled payments of principal and interest on the Subordinated Debt, subject to the subordination provisions with respect thereto, and (ii) provided there is no Event of Default under Paragraph 7.1(a) hereof, the Loan has not been accelerated as provided herein, and no "Payment Blockage Period" is in effect under the Indenture, Borrower may make payments required under the Richmont Subordinated Notes, provided, that at any time that an Event of Default or Default exists under this Agreement Borrower shall give Lenders not less than ten (10) Business Days prior written notice of any proposed payment on the Richmont Subordinated Notes.

         (b) Make any voluntary payment or prepayment of any Indebtedness, including, without limitation, any obligations to sellers in connection with previous acquisitions, provided that, in the absence of an Event of Default hereunder, Borrower and its Subsidiaries may make all regularly scheduled payments of principal and interest on account of any such Indebtedness and obligations which is not Subordinated Debt.

         (c) Make any payments of management fees or consulting fees; provided, however, that in the absence of an Event of Default hereunder, (i) Borrower may pay consulting fees to Monroe & Company LLC and RCP (A) as described in clause
(i) of the disclosure under Paragraph 6.9 on Exhibit B, and (B) as described in clause (ii) of the disclosure under Paragraph 6.9 of Exhibit B, in an aggregate amount not to exceed in any twelve month period $500,000, provided, that no such fees shall be paid to Monroe & Company LLC or RCP prior to completion of a Successful Syndication, and (ii) the Companies may make regularly scheduled payments of Seller Obligations which are not Subordinated Debt; provided, however, that if a judgment is rendered by a court of competent jurisdiction providing that any fee or obligation is owed to Monroe & Company, LLC then Borrower may make such payment provided that Borrower has defended in good faith such suit and kept Agent reasonably advised as to the status of the suit and the amount of such payment is not materially in excess of the range of settlement proposals disclosed on Exhibit B attached hereto.

     6.7. Transfer of Assets; Liquidation.

         (a) Sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, including any sale/leaseback or similar transaction, other than such transactions in the normal and ordinary course of business for value received; provided, however, that in the absence of an Event of Default, Borrower and its Subsidiaries may sell real property, so long as the purchase price is not less than the greater of (i) its appraised value or (ii) the amount of all indebtedness secured by such real property; or

         (b) discontinue, liquidate, or change in any material respect any substantial part of its operations or business(es), except as a result of an intercompany merger permitted pursuant to Paragraph 6.8(iii) hereof.

     6.8. Acquisitions and Investments. Purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock, partnership interests, or assets of, or make any investments in, any other Person; or enter into any new business activities or ventures not directly related to its present business; or merge or consolidate with or into any other Person; or create any Subsidiary; provided, however that:

         (i) the Companies may own the Subsidiaries owned by them on the date hereof as set forth on Exhibit B attached hereto and may make additional investments in any such Subsidiaries;


         (ii) the Companies may make Permitted Investments, subject to the conditions and limitations set forth in the definition thereof;

         (iii) any Company or wholly-owned Subsidiary may merge with or into any Company, provided that the surviving entity shall be the Borrower or a Guarantor hereunder, at least ten (10) Business Days prior written notice thereof shall have been delivered to Agent, and all documentation reasonably required by Agent shall have been executed, delivered and filed in order to establish and maintain Agent's existing security interests in the assets of the Companies; and

         (iv) the Companies may consummate the Sales Force Acquisition, subject to the completion of all conditions set forth in Paragraph 4.2.

     6.9. Payments to Affiliates. Pay any salaries, compensation, management fees, consulting fees, service fees, licensing fees, or other similar payments to Affiliates of any Company other than on an arms-length basis for value, and on terms and conditions as are customary in the industry between and among unrelated entities, except pursuant to existing agreements as described on Exhibit B attached hereto.

     6.10. Certain Changes.

         (a) Make any change in the Fiscal Year of Borrower.

         (b) Enter into any amendments to the financial covenants, rate or interest, amount or time of payments with respect to other outstanding Indebtedness which are more burdensome to the Companies, or which increase or accelerate any payment thereunder.

         (c) Agree to any amendment for the Tax Escrow Agreement or the Indemnification Escrow Agreement or agree to any release of the escrowed funds pursuant to Section 3.1 of the Indemnification Escrow Agreement or Section 4(a) of the Tax Escrow Agreement without the consent of Agent.

         (d) Amend, modify or waive (or permit any amendment, modification or waiver of) any term or provision of (i) its certificate of incorporation or other governing documents, (ii) the Voting Agreement.

         (e) Issue any voting securities or options or other rights to acquire voting securities unless (i) at least ten (10) Business Days' prior written notice thereof has been given to Lenders, except for issuances of common stock or rights to acquire common stock under the Amended and Restated 1998 Stock Option and Incentive Plan of Borrower, up to the maximum number of shares authorized for issuance thereunder as of the date hereof and otherwise as provided for under the terms of the plan, and (ii) such issuance will not constitute or result in a "Change in Control" as defined in the Indenture, or result in a termination of the Voting Agreement.

         (f) Enter into any agreement or undertaking the consummation of which would violate or require consent under the Indenture, or trigger any redemption or other rights of the holders of the Richmont Subordinated Notes, unless such agreement or undertaking is expressly conditioned on obtaining the consent of, or waiver of any such rights of redemption or otherwise by, the holders of the Richmont Subordinated Notes, and such transactions are not consummated without obtaining such waiver or consent in form and substance satisfactory to Agent.

         (g) Enter into any agreement or undertaking the consummation of which would violate or require consent under this Agreement, unless such agreement or undertaking expressly conditions the Companies' obligations thereunder on obtaining consent thereto from Lenders or Required Lenders, as applicable.

     6.11. Restrictive Agreements. Except for agreements relating to: (a) Liens permitted pursuant to Subparagraphs 6.4(i) or 6.4(v); (b) leases of property; or
(c) the sale or disposition of assets permitted hereunder, provided such agreement relates only to the property subject to such Lien, leased or sold or disposed of, provided such agreement relates only to the property subject to such Lien, leased or sold or disposed of (and only pending the closing of such sale or disposition), and except under Permitted Revolver Financing, the Companies will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Company or any Subsidiary to create, incur or permit to exist any lien upon any of its material property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Company or any other Subsidiary or to guarantee indebtedness of any Company or any other Subsidiary; provided that the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement.

     6.12. Use of Proceeds. Use any of the proceeds of the Loan, directly or indirectly, to purchase or carry margin securities within the meaning of Regulation U of the

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


Board of Governors of the Federal Reserve System; or engage as its principal business in the extension of credit for purchasing or carrying such securities.

                                    SECTION 7

                                     DEFAULT

     7.1. Events of Default. Each of the following events shall be an Event of Default hereunder:

         (a) If Borrower shall fail to pay when due any installment of principal, or fail to pay within three (3) Business Days of when due any interest, fees, costs, expenses or any other sum, payable to Lenders or Agent under the Senior Obligations;

         (b) If any representation or warranty made herein or in connection herewith or in any statement, certificate or other document furnished hereunder is false or misleading in any material respect when made;

         (c) If any Company shall default (after expiration of any applicable cure or grace periods) in the payment or performance of any obligation or Indebtedness to another either singly or in the aggregate in excess of One Million Dollars ($1,000,000), whether now or hereafter incurred (other than obligations to Monroe & Company, LLC under that certain advisory agreement dated as of May 11, 1998);

         (d) If there shall be a default in or failure to observe at any test date the covenants set forth in Paragraphs 5.14 through 5.19 hereof or in
Section 6 hereof;

         (e) If any Company shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraphs
(a), (b) or (d) above) or in any document executed or delivered in connection herewith or otherwise in connection with the Senior Obligations, including without limitation with respect to any Collateral, and such default shall continue uncured for thirty (30) days after notice thereof to Borrower given by Agent;

         (f) If Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of each Guarantor (except as a result of the merger of such Guarantor into a Company as permitted pursuant to Paragraph 6.8(iii) hereof);

         (g) A Change of Control shall occur. As used in this Subparagraph (g), the following terms have the following meanings:

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Change of Control" means the occurrence of any of the following events:

         (i) the Permitted Holders either (x) cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 35% of the aggregate of the total voting power of the Voting Stock of the Borrower, whether as a result of issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities by any Permitted Holder or otherwise, or (y) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (i), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

         (ii) (x) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Borrower and (y) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause ii), such other Person shall be deemed to own beneficially any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause
(i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

         (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Management Stockholders" means Ronald D. Pedersen, Gary R. Guffey and Bruce A. Butler.

     "Permitted Holders" means Richmont Enterprises LLC, a Delaware limited liability company controlled by certain Affiliates of Richmont Capital Partners I, L.P., a Delaware limited partnership, JR Investment Corp., a Delaware corporation (including John P. Rochon and the other current stockholders of JR Investment Corp.), MS Acquisition Limited, a Delaware limited partnership, the Management Stockholders and any of their respective Affiliates (including any Person owned or controlled by any such Person, any member of any such Person's family, any trust for the benefit of any such Person (or a member of his family) or any Person owned or controlled by any of the foregoing) and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Borrower's Capital Stock.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding that normally entitle the holders of such interests to participate in the management or to elect those participating in the management of such Person.

         (h) If the Borrower fails to make payment as required by the Indenture on any Richmont Subordinated Notes tendered for repurchase pursuant to Section
4.08 of the Indenture on or before the earlier of (i) the repurchase date specified in the notice of the occurrence of a "Change in Control" (as defined in the Indenture) delivered to the holders of the Richmont Subordinated Notes or
(ii) sixty (60) days after the delivery of such notice of a Change in Control;

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


         (i) If custody or control of any substantial part of the property of any Company shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency; if any license or franchise of a Company shall be suspended, revoked, not renewed or otherwise terminated the loss of which would, either singly or in the aggregate, have a Material Adverse Effect; or if any material contract (as determined in accordance with Regulation S-K under the Securities Act of 1933, as amended) is terminated; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would, either singly or in the aggregate, have a Material Adverse Effect;

         (j) If any Company or any Subsidiary becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within sixty (60) days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within sixty (60) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by any Company or any Subsidiary; if any order for relief is entered relating to any of the foregoing proceedings; if any Company or any Subsidiary shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if any Company or any Subsidiary shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

         (k) any event or condition shall occur or exist with respect to any Hazardous Substance as a result of which event or condition, the Companies have incurred or in the opinion of Borrower are reasonably likely to incur liabilities in the aggregate in excess of One Million Dollars ($1,000,000); or

         (l) if any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of One Million Dollars ($1,000,000) shall be rendered, issued or levied against any Company or its respective property and such process shall not be paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty
(60) days after its issuance or levy unless such judgment is covered by insurance and the insurer has acknowledged coverage in writing with respect thereto.

     7.2. Remedies. Upon the happening of any Event of Default and at any time during the continuance thereof, at the election of Required Lenders, and by notice by Agent to Borrower (except if an Event of Default described in Paragraph 7.1(j) shall occur in which case

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


acceleration shall occur automatically without notice), Required Lenders may declare the entire unpaid balance, principal, interest and fees, of all Indebtedness of Borrower to Lenders, hereunder or under any other Loan Document, to be immediately due and payable. In addition to any rights granted hereunder or in any documents delivered in connection herewith, Lenders shall have all the rights and remedies granted by any applicable law, all of which shall be cumulative in nature.

     7.3. Right of Set-off. If any obligations hereunder or under any other Loan Document, including under any interest rate swap or rate protection agreement with a Lender (collectively, the "Liabilities") shall be due and payable (subject to notice and cure periods) or any one or more Events of Default shall have occurred and be continuing, whether or not the Agent shall have made demand under any Loan Document and regardless of the adequacy of any collateral for the Liabilities or other means of obtaining repayment of the Liabilities, each Lender shall have the right, without notice to any Company and is specifically authorized hereby to set-off against and apply to the then unpaid balance of the Liabilities any items or funds of any Company held by such Lender or any affiliate of such Lender, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of any Company including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by any Company for its or their own account with such Lender or any affiliate of such Lender, and any other indebtedness at any time held or owing by such Lender or any affiliate of such Lender, to or for the credit or the account of any Company, even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Lenders shall have, and each Company hereby grants to each Lender, a first lien on and security interest in such deposits, property, funds and accounts and the proceeds thereof.

     7.4. Turnover of Property Held by Lender's Affiliates. Each Company further authorizes each affiliate of each Lender, upon the occurrence and during the continuance of an Event of Default, at the request of any such Lender, and without notice to any Company, to turn over to the Agent any property of such Company, including, without limitation, funds and securities, held by such affiliate for any such Company's account and to debit any deposit account maintained by such Company with such affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by such Lender up to the amount of the Liabilities, and to pay or transfer such amount or property to the Agent for application to the Liabilities.

     7.5. Remedies Cumulative; No Waiver. The rights, powers and remedies of the Lenders provided in this Agreement and any in the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

                                    SECTION 8

                                AGENCY PROVISIONS

     This Section sets forth the relative rights and duties of Agent and Lenders respecting the Loan and, with the exception of Paragraphs 8.3 and 8.15 hereof, does not confer any enforceable rights on Borrower against Lenders or create on the part of Lenders any duties or obligations to Borrower.

     8.1. Application of Payments. Agent shall apply all payments of principal, interest, commitment fee or other amounts hereunder made to Agent by or on behalf of Borrower with respect to the Loan to Lenders on the basis of their Pro Rata Shares of the outstanding principal balance of the Loan. Such distribution of payments shall be made promptly in federal funds immediately available at the office of each Lender set forth above.

     8.2. Set-Off. In the event a Lender, by exercise of its right of set-off, or otherwise, receives any payment of principal or interest, in an amount greater than its Pro Rata Share of such payment based upon the Lenders' respective shares of principal Indebtedness outstanding hereunder immediately before such payment, such Lender shall purchase a portion of the Indebtedness hereunder owing to each other Lender so that after such purchase each Lender shall hold its Pro Rata Share of all the Indebtedness then outstanding hereunder, provided that if all or any portion of such excess payment is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of any such recovery, but without interest.

     8.3. Modifications and Waivers. No modification or amendment hereof, consent hereunder or waiver of any Event of Default shall be effective except by written consent of the Required Lenders (or such combination of Lenders and Revolver Lenders that, as to certain actions, is required under the Intercreditor Agreement and is further described therein); provided, however, that the written consent of all Lenders shall be required to (i) modify, amend, waive, discharge, terminate or suspend compliance with (A) any rate of interest applicable to the Loan to the extent it is proposed to be decreased, (B) the date or amounts of payment of the Loan or interest thereon, to postpone payment thereof, (C) the definition of Required Lenders, (D) this Paragraph 8.3, or (E) the definition of Pro Rata Share; (ii) release all or substantially all of the Collateral; or (iii) release any Guarantor that is a Material Subsidiary except pursuant to mergers permitted pursuant to Paragraph 6.8(iii) hereof.

     8.4. Obligations Several. The obligations of the Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

     8.5. Lenders' Representations. Each Lender represents and warrants to the other Lenders that (i) it has been furnished all information it has requested for the purpose of evaluating its proposed participation under this Agreement; and (ii) it has decided to enter into this Agreement on the basis of its independent review and credit analysis of Borrower, this Agreement and the documentation in connection therewith and has not relied for such analysis on any information or analysis provided by any other Lender.

     8.6. Investigation. No Lender shall have any obligation to the others to investigate the condition of Borrower or any of the Collateral or any other matter concerning the Loan.

     8.7. Powers of Agent. Agent shall have and may exercise those powers specifically delegated to Agent herein, together with such powers as are reasonably incidental thereto.

     8.8. General Duties of Agent, Immunity and Indemnity. Upon receipt of notices and reports delivered by Borrower to the Agent under this Agreement, the Agent shall promptly deliver the same in the form received to the Lenders. Required Lenders shall also have the right to request Agent to inspect Borrower's books and records and take the other steps provided in Paragraph 5.7 hereof. In performing its duties as Agent hereunder, Agent will take the same care as it takes in connection with loans in which it alone is interested, subject to the limitations on liabilities contained herein; provided that Agent shall not be obligated to ascertain or inquire as to the performance of any of the terms, covenants or conditions hereof by Borrower. Neither Agent nor any of its directors, officers, agents or employees, shall be liable for any action or omission by any of them hereunder or in connection herewith except for gross negligence or willful misconduct. Subject to such exception, each of the Lenders hereby indemnifies Agent (in its capacity as Agent) on the basis of such Lender's Pro Rata Share, against any liability, claim, loss or expense arising from or relating to any action taken or omitted to be taken with respect to this Agreement, any other Loan Document or the transactions contemplated thereby or Borrower, to the extent that the Agent has not been reimbursed therefor by Borrower, without affecting any obligation of Borrower to reimburse.

     8.9. No Responsibility for Representations or Validity, etc. Each Lender agrees that Agent shall not be responsible to any Lender for any representations, statements, or warranties of Borrower herein or in the other Loan Documents. Neither Agent nor any of its directors, officers, employees or agents, shall be responsible for the validity, effectiveness, sufficiency, perfection or enforceability of this Agreement or the other Loan Documents, or any Collateral, or any documents relating thereto or for the priority of any of Lenders' security interests in any such Collateral.

     8.10. Action on Instruction of Lenders; Right to Indemnity. Agent shall act upon written instruction of Lenders or Required Lenders, as appropriate, and in all cases Agent shall be fully protected in acting or refraining from acting hereunder in accordance with such written instructions to it signed by Required Lenders unless the consent of all the Lenders is expressly required hereunder in which case Agent shall be so protected when acting in accordance with such instructions from all the Lenders. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Lenders, provided that except as otherwise provided herein, Agent may act hereunder in its own discretion without requesting such instructions.

     8.11. Employment of Agents. In connection with its activities hereunder, Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the default or misconduct of agents or attorneys-in-fact selected with reasonable care.

     8.12. Reliance on Documents. Agent shall be entitled to rely upon (a) any paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and (b) upon the opinion of its counsel with respect to legal matters.

     8.13. Agent's Rights as a Lender. With respect to their share of the indebtedness hereunder, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent. Each of the Lenders may accept deposits from and generally engage in other banking or trust business with Borrower as if it were not Agent or a Lender hereunder.

     8.14. Expenses. Each of the Lenders shall reimburse Agent from time to time at the request of Agent for its Pro Rata Share of any expenses incurred by Agent in connection with the performance of its functions hereunder without affecting any obligation of Borrower to reimburse, provided however that in the event Lenders shall reimburse Agent for expenses for which Borrower subsequently reimburses Agent, then Agent shall remit to each Lender the respective amount received from such Lender against such expenses.

     8.15. Resignation of Agent. Agent may at any time resign its position as Agent, without affecting its position as a Lender, by giving written notice to Lenders and Borrower. Such resignation shall take effect upon the appointment of a successor agent in accordance with this Paragraph 8.15. In the event Agent shall resign, Required Lenders with the consent of Borrower, which consent will not be unreasonably withheld, shall appoint a Lender as successor Agent. If within thirty (30) days of the Agent's notice of resignation no successor agent shall have been appointed by Lenders and accepted such appointment, then Agent, in its discretion may appoint any other Lender with banking powers as a successor agent.

     8.16. Successor Agent. The successor Agent appointed pursuant to Paragraph
8.15 shall execute and deliver to its predecessor and Lenders an instrument in writing accepting such appointment, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all Collateral, documents and moneys held by it as Agent, if any, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent under this Agreement.

     8.17. Collateral Security and Intercreditor Agreements. Agent, on behalf of the Lenders, has entered into the Intercreditor Agreement. Lenders have reviewed and hereby consent to and agree to be bound by the Intercreditor Agreement To the extent that the following matters are not governed by the Intercreditor Agreement, Agent and Lenders agree as follows:

         (a) Agent will hold, administer and manage any Collateral pledged from time to time hereunder either in its own name or as Agent on behalf of the Lenders, but each Lender shall hold a direct, undivided pro-rata beneficial interest therein, on the basis of its Pro Rata Share, by reason of and as evidenced by this Agreement.

         (b) Lenders hereby agree that the proceeds of any realization on the Collateral by Agent, and all Post-Default Payments, shall be applied as follows:

first, to the payment of reasonable expenses of Agent, and to the expenses of sale or other realization upon such Collateral, including reasonable attorney's fees and expenses of every kind, including without limitation reasonable allocated costs of staff counsel), (ii) second, equally and ratably to all amounts of interest, expenses and fees with respect to the Loan, (iii) third, equally and ratably to all amounts of principal of the Loan, (iv) fourth, equally and ratably to all other amount representing Senior Obligations, and
(vii) fifth, the balance, if any returned to the Borrower or such other Persons as are entitled thereto.

         (c) No Lender shall have any individual right to exercise remedies with respect to the Collateral. If at any time during the continuance of an Event of Default any

Lender acquires custody, control or possession of any Collateral or any proceeds thereof other than pursuant to the terms of this Agreement, such Lender shall promptly cause such Collateral or the proceeds thereof to be delivered or put in the custody, possession or control of Agent for disposition and distribution in accordance with this Agreement. Until such time as such Lender shall have complied with the foregoing, such Lender shall be deemed to hold such Collateral and the proceeds thereof in trust for the parties entitled thereto hereunder.

         (d) The Lenders agree that all Post-Default Payment received by any Lender from any of the Companies or from any other source shall be paid over to Agent for distribution in accordance with 8.17(b) above.

     8.18. Enforcement by Agent. All rights of action under this Agreement and under the Notes and all rights to the Collateral hereunder may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in its name as Agent, without the necessity of joining as plaintiffs or defendants any other Lenders, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Agent.

     8.19. Acknowledgment of Intercreditor Agreement. Each Lender hereto acknowledges having reviewed the Intercreditor Agreement and agrees to the amendments and modifications to certain duties of the Agent and terms of this Agreement resulting therefrom.

                                    SECTION 9

                                  MISCELLANEOUS

     9.1. Indemnification and Release Provisions. Borrower hereby agrees to defend Agent and each Lender and their directors, officers, agents, employees and counsel from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interest judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the making of the Loan or any Collateral therefor, other than those resulting from any such party's own wilful misconduct or gross negligence, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Law. Borrower hereby releases Agent and each Lender and their directors, officers, agents, employees and counsel from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them other than those resulting from any such party's own wilful misconduct or gross negligence. All obligations provided for in this Paragraph 9.1 shall survive any termination of this Agreement and the repayment of the Loan.

     9.2. Participations and Assignments. Borrower hereby acknowledges and agrees that a Lender may at any time: (a) grant participations in its share of the Loan or any Note or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other Person which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by Borrower hereunder shall be determined as if such Lender had not granted such Participation; and (ii) any agreement pursuant to which any Lender may grant a
Participation: (A) shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (B) may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement requiring approval of all Lenders pursuant to Paragraph 8.3 hereof without the consent of the Participant and (C) shall not relieve such Lender from its obligations, which shall remain absolute, to make Advances as provided hereunder; and (b) assign (i) all or any percent of its share of the Loan or any Note or right, title and interest therein or in and to this Agreement, to (x) a Lender; (y) any Affiliate of a Lender; or (z) any Federal Reserve Bank; or (ii) all or any part of its share of the Loan or any Note or right, title and interest therein or in and to this Agreement to a third party; provided, however, that in the absence of an Event of Default or Default hereunder no assignment pursuant to (b)(ii) above shall be made without the prior written consent of the Agent and Borrower, which consent shall not be unreasonably withheld. Any participations and any assignments pursuant to subparagraph (b) shall be in an amount not less than Five Million Dollars ($5,000,000) and, shall not result in the aggregate Maximum Principal Amount of the assigning Lender being less than Five Million Dollars ($5,000,000) unless it is reduced to zero (0). Any assignment pursuant to subparagraph (b) shall require payment by the applicable Lender to Agent of a $3,500 service fee. Any assignment pursuant to subparagraph (b) shall be in the form attached hereto as Exhibit F attached hereto.

     9.3. Binding and Governing Law. This Agreement and all documents executed hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and, except as may be required by mandatory provisions of applicable law, shall be governed as to their validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania.

     9.4. Survival. All agreements, representations, warranties and covenants of Borrower contained herein or in any documentation required hereunder shall survive the execution of this Agreement and the making of the Loan hereunder, and except for Paragraphs 5.11 and 9.1 which provide otherwise will continue in full force and effect as long as any indebtedness or other obligation of Borrower to Lenders remains outstanding.

     9.5. No Waiver; Delay. If Lenders shall waive any power, right or remedy arising hereunder or under any applicable law, such waiver shall not be deemed to be a waiver upon the later occurrence or recurrence of any of said events with respect to Lenders. No delay by Lenders in the exercise of any power, right or remedy shall, under any circumstances, constitute or be deemed to be a waiver, express or implied, of the same and no course of dealing between the parties hereto shall constitute a waiver of Lenders' powers, rights or remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     9.6. Modification; Waiver. Except as otherwise provided in this Agreement, no modification or amendment hereof, or waiver or consent hereunder, shall be effective unless made in a writing signed by appropriate officers of the parties hereto.

     9.7. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     9.8. Notices. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing and delivered by hand, mailed (registered or certified mail) or sent by facsimile transmission to Agent or Borrower at their respective addresses or telecopier number set forth below, or to Lenders at their respective addresses or telecopier numbers set forth on Schedule 1 attached hereto, or to any party at such other addresses or telecopier numbers as may be given by any party to the others in writing:

     if to Borrower:

     Marketing Specialists Corporation
     17855 Dallas Parkway
     Suite 200
     Dallas, TX 75287
     Attention: Timothy Byrd
     Telecopier: (972) 349-6448
     if to Agent:

     First Union National Bank
     1345 Chestnut Street
     PA 4843
     Philadelphia, PA 19107
     Attention: Robert A. Brown
     Telephone: (215) 973-1259
     Telecopier: (215) 786-2877

     with a copy to:

     First Union National Bank
     One First Union Center, TW-10
     301 South College Street
     Charlotte, NC 28288-0608
     Attention:  Syndication Agency Services
     Telephone No.: (704) 374-2698
     Telecopy No.: (704) 383-0288

     9.9. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, provided however that such extension of time shall be included in the computation of interest due in conjunction with such payment or other fees due hereunder, as the case may be.

     9.10. Time of Day. All time of day restrictions imposed herein shall be calculated using Agent's local time.

     9.11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     9.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document, and each such counterpart shall be deemed to be an original.

     9.13. Confidentiality.

         (a) All Confidential Information (as defined below) received by a Lender hereunder shall be kept confidential by such Lender and shall be used solely in connection with such Lender's role as a Lender hereunder (or, in the case of Agent, as Agent hereunder). "Confidential Information" shall mean all information delivered to a Lender by Companies hereunder, other than information which (i) is generally available to the public other than as a result of disclosure by such Lender, or (ii) is or becomes available to such Lender from a Person or entity other than Companies or another Lender, unless such Lender knows, or should have known, that such Person or entity is bound by a confidentiality agreement or covenant with Companies prohibiting such Person or entity from publicly disclosing such information.

         (b) Notwithstanding the foregoing, nothing herein shall prevent Lenders from making disclosure (i) to any of their Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential transferee, participant or assignee, so long as said recipient agrees to keep such Confidential Information or disclosures confidential pursuant to the terms of this Agreement, (ii) as requested by any examiner, governmental agency or representative thereof or pursuant to legal process, (iii) as reasonably necessary in connection with the exercise of any rights or remedies or otherwise in defense of its interests under or in connection with any Loan Document or otherwise with respect to the Senior Obligations, or (iv) as reasonably necessary in any suit, action or proceeding for the purpose of defending itself or reducing its liability.

     9.14. Consent to Jurisdiction and Service of Process. Each Company irrevocably appoints each officer of Borrower as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement, the Notes, the Loan Documents or any of the Collateral; each Company hereby consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any officer of Borrower; and each Company agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of each Company and the Collateral. Notwithstanding the foregoing, Agent, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which any Company may be found or in which any of its properties or Collateral may be located.

     9.15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES OR OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN)

OR ACTIONS OF AGENT OR LENDERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDERS' ENTERING INTO THIS AGREEMENT.

     9.16. ACKNOWLEDGMENTS. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, PARAGRAPH 9.15 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL HAVE BEEN FULLY EXPLAINED TO BORROWER BY SUCH COUNSEL.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, as applicable, have executed this Second Amended and Restated Credit Agreement the day and year first above written.


Attest:                                MARKETING SPECIALISTS CORPORATION



By:                                    By:
   ---------------------------------      --------------------------------------
   Name:                                  Name:
   Title:                                 Title:


                                       FIRST UNION NATIONAL BANK, for itself and as Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   Schedule 1


              Lenders Pro Rata Shares and Maximum Principal Amount

                                                Pro Rata
Lender                        Loan                Share
------                        ----                -----

First Union                $35,000,000                100%
National Bank
                           -----------         ----------
TOTAL                      $35,000,000         100.000000%